A seal that says:
GERARDO CORREA ETCHEGARAY    GERARDO CORREA ETCHEGARAY
Notary Public Number 89        NOTARY PUBLIC NUMBER 89
Mexico, F.D.                         MEXICO, F.D.


                              NOTARY 89 OF THE F.D.
                            GERARDO CORREA ETCHEGARAY
                        PUBLIC INSTRUMENT THAT CONTAINS:
                        --------------------------------

The MERGER of the following companies: "GRUPO ELEKTRA", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, as MERGED Company that therefore is extinguished and "GRUPO SYR", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, that therefore it subsists; as a result of:

         a). The OFFICIAL RECORD of the Minutes of the General Extraordinary Shareholder's Meeting of "GRUPO ELEKTRA", SOCIEDAD ANONIMA DE CAPITAL VARIBLE, held on August twenty eight of the year two thousand, containing the resolutions taken regarding the MERGER and the approval of the MERGER AGREEMENT.

         b). The OFFICIAL RECORD of the Minutes of the General Extraordinary Shareholder's Meeting of "GRUPO SYR", SOCIEDAD ANONIMA DE CAP1TAL VARIBLE, held on August twenty eight of the year two thousand, containing the resolutions taken regarding the following matters:

         1. RE-CLASSIFICATION, RETIREMENT AND CANCELLATION OF THE SHARES representing the capital stock of the Company;

         2. MERGER formalized in this instrument and the approval of the MERGER AGREEMENT;

         3. CHANGE OF ITS NAME to "GRUPO ELEKTRA", SOCIEDAD ANONIMA DE CAPITAL VARIABLE;

         4. By-laws TOTAL AMENDMENT.

         5. RE-STRUCTURE AND RE-CLASSIFICATION OF SHARES, as a consequence of the merger;

         6. SHARES EXCHANGE;

           and 7. Designation of the BOARD OF DIRECTORS' members and of the EXAMINER;

           and c). OFFICIAL RECORD OF THE MERGER AGREEMENT of both companies.

Official Records carried out at the request of the Special Delegate of such Meetings, Mr. Ricardo Martinez Cruz.

NUMBER EIGHTY FIVE THOUSAND SIX HUNDRED AND THIRTY NINE. VOLUME ONE THOUSAND SIX
--------------------------------------------------------------------------------
HUNDRED AND TWENTY FIVE..........COM/REG FOLIO SEVENTY SIX THOUSAND EIGHT
-------------------------------------------------------------------------
HUNDRED AND SIXTY TWO. JVP/RGC/mj.
----------------------------------

In the City of Mexico, on September fourteen of the year two thousand, I, Gerardo Correa Etchegaray, Notary Public number eighty nine of the Federal District, put into record:

The MERGER of the following companies: "GRUPO ELEKTRA", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, as MERGED Company that therefore is extinguished and "GRUPO SYR", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, that therefore it subsists; as a result of.

         a). The OFFICIAL RECORD of the Minutes of the General Extraordinary Shareholder's Meeting of "GRUPO ELEKTRA", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, held on August twenty eight of the year two thousand, containing the resolutions taken regarding the MERGER and the approval of the MERGER AGREEMENT.

         b). The OFFICIAL RECORD of the Minutes of the General Extraordinary Shareholder's Meeting of "GRUPO SYR", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, held on August twenty eight of the year two thousand, containing the resolutions taken regarding the following matters:

         1. RE-CLASSIFICATION, RETIREMENT AND CANCELLATION OF THE SHARES representing the capital stock of the Company;

         2. MERGER formalized in this instrument and the approval of the MERGER AGREEMENT;

         3. CHANGE OF ITS NAME to "GRUPO ELEKTRA", SOCIEDAD ANONIMA DE CAPITAL VARIABLE;

         4. By-laws TOTAL AMENDMENT.

         5. RE-STRUCTURE AND RE-CLASSIFICATION OF SHARES, as a consequence of the merger;

         6. SHARES EXCHANGE;

            and 7. Designation of the BOARD OF DIRECTORS' members and of the EXAMINER;

            and c). OFFICIAL RECORD OF THE MERGER AGREEMENT of both companies.

Official Records carried out at the request of the Special Delegate of such Meetings, Mr. Ricardo Martinez Cruz.

                                  ANTECEDENTS:

First. Corporate Antecedents of "GRUPO ELEKTRA", SOCIEDAD ANONIMA DE CAPITAL VARIBLE as merged company.

I.       INCORPORATION.
         -------------

Contained in public instrument number thirty six thousand three hundred and sixty three, dated on April twenty seven, nineteen hundred and eighty nine, executed in this City before Notary number one hundred and forty of the Federal District, Jorge Alfredo Dominguez Martinez and recorded in the Public Registry of Commerce of the Federal District in Mercantile Folio number "119,176" (one hundred and nineteen thousand one hundred and seventy six), prior the incorporation permit issued by the Ministry of Public Relations for the company named "Emsa Financiera y Comercial", Sociedad Anonima de Capital Variable, with corporate domicile in Mexico, Federal District, duration ninety nine years, variable capital stock, with a minimum capital stock fixed in five million (old) pesos, Mexican Currency, and an unlimited variable capital stock, with foreigner admission clause and the corporate purpose therein stated.

II.      CHANGE OF NAME.
         --------------

By public instrument number thirty eight thousand and thirty eight, dated on December twenty, nineteen hundred and eighty nine, executed in this City before Notary number one hundred and forty of the Federal District, Jorge Alfredo Dominguez Martinez and recorded in the Public Registry of Commerce of the Federal District, in Mercantile Folio number "119,176" (one hundred and nineteen thousand one hundred and seventy six), prior the permit issued by the Ministry of Foreign Relations, were officially recorded the Minutes of the General Extraordinary Shareholder's Meeting of the company named "Emsa Financiera y Comercial", Sociedad Anonima de Capital Variable, with corporate domicile in Mexico, Federal District, duration ninety nine years, in which it is agreed its change of name to "Grupo Empresarial de Electrodomesticos", Sociedad Anonima de Capital Variable.

III.     CHANGE OF NAME.
----     --------------

By public instrument number thirty eight thousand one hundred and thirty nine, dated on January sixteen, nineteen hundred and ninety, executed in this City before Notary number one hundred and forty of the Federal District, Jorge Alfredo Dominguez Martinez and recorded in the Public Registry of Commerce of the Federal District, in Mercantile Folio number "119,176" (one hundred and nineteen thousand one hundred and seventy six), prior the permit issued by the Ministry of Foreign Relations, were officially recorded the Minutes of the General Extraordinary Shareholder's Meeting of the company named "Grupo Empresarial de Electrodomesticos", Sociedad Anonima de Capital Variable, held on December 26, nineteen hundred and eighty nine in which it was agreed its change of name to "Grupo Empresarial Fenix", Sociedad Anonima de Capital Variable.

IV.      ISSUANCE OF NEW SERIES OF SHARES AND AMENDMENT OF ARTICLE
         ----------------------------------------------------------
         SIXTH OF ITS BY-LAWS.
         --------------------

By public instrument number forty thousand six hundred and ninety three, dated on February twenty eight, nineteen hundred and ninety one, executed in this City before Notary number one hundred and forty of the Federal District, Jorge Alfredo Dominguez Martinez and recorded in the Public Registry of Commerce of the Federal District, in Mercantile Folio number "119,176" (one hundred and nineteen thousand one hundred and seventy six) were officially recorded the Minutes of the General Extraordinary Shareholder's Meeting of the company named "Grupo Empresarial Fenix", Sociedad Anonima de Capital Variable, held on July five, nineteen hundred and ninety, in which it was agreed the issuance of new series of shares and amendment of article sixth of its Bylaws.

V.       ISSUANCE OF NEW SHARES AND AMENDMENT OF ARTICLE SIXTH OF ITS BY-LAWS.
         --------------------------------------------------------------------

By public instrument number forty nine thousand four hundred and twenty three, dated on October fourteen, nineteen hundred and ninety three, executed in this City before Notary number one hundred and forty of the Federal District, Jorge Alfredo Dominguez Martinez and recorded in the Public Registry of Commerce of the Federal District, in Mercantile Folio number "119,176" (one hundred and nineteen thousand one hundred and seventy six) were officially recorded the Minutes of the General Extraordinary Shareholder's Meeting of the company named "Grupo Empresarial Fenix", Sociedad Anonima de Capital Variable, held on July five, nineteen hundred and ninety, in which it was agreed the issuance of new series of share and amendment of article sixth of its Bylaws.

VI.      CAPITAL STOCK INCREASE AND TOTAL AMENDMENT OF ITS BY-LAWS.
         ---------------------------------------------------------

By public instrument number forty nine thousand eight hundred and ninety six, dated on December nine, nineteen hundred and ninety three, executed in this City before Notary number one hundred and forty of the Federal District, Jorge Alfredo Dominguez Martinez and recorded in the Public Registry of Commerce of the Federal District, in Mercantile Folio number "119,176" (one hundred and nineteen thousand one hundred and seventy six) were officially recorded the Minutes of the General Extraordinary Shareholder's Meeting of the company named "Grupo Empresarial Fenix", Sociedad Anonima de Capital Variable, held on December first, nineteen hundred and ninety three, in which it was agreed an increase in the minimum fixed capital stock of the company and the total amendment of its By-laws.

VII.     CAPITAL STOCK INCREASE.
         ----------------------

By public instrument number fifty thousand six hundred and fifty one, dated on April eight, nineteen hundred and ninety four, executed in this City before Notary number one hundred and forty of the Federal District, Jorge Alfredo Dominguez Martinez and recorded in the Public Registry of Commerce of the Federal District, in Mercantile Folio number "119,176" (one hundred and nineteen thousand one hundred and seventy six) were officially recorded the Minutes of the General Extraordinary Shareholder's Meeting of the company named "Grupo Empresarial Fenix", Sociedad Anonima de Capital Variable, held on February fourteen, nineteen hundred and ninety four, in which it was agreed an increase in the minimum fixed capital stock of the company.

VIII.    CHANGE OF NAME.
         --------------

By public instrument number fifty thousand seven hundred and fifty six, dated on April eight, nineteen hundred and ninety four, executed in this City before Notary number one hundred and forty of the Federal District, Jorge Alfredo Dominguez Martinez and recorded in the Public Registry of Commerce of the Federal District, in Mercantile Folio number "119,176" (one hundred and nineteen thousand one hundred and seventy six), prior the permit issued by the Ministry of Foreign Relations, were officially recorded the Minutes of the General Extraordinary Shareholder's Meeting of the company named "Grupo Empresarial Fenix", Sociedad Anonima de Capital Variable, held on March fourteen nineteen hundred and ninety four in which it was agreed its change of name to "Grupo Elektra", Sociedad Anonima de Capital Variable.

IX.      MERGER.
         ------

By public instrument number fifty thousand nine hundred and eighty one, dated on April twenty nine, nineteen hundred and ninety four, executed in this City before Notary number one hundred and forty of the Federal District, Jorge Alfredo Dominguez Martinez and recorded in the Public Registry of Commerce of the Federal District, in Mercantile Folio number "119,176" (one hundred and nineteen thousand one hundred and seventy six) was formalized the merger of the companies named "Elektra del Noreste", Sociedad Anonima de Capital Variable, as Merged company with "Grupo Empresarial Fenix", Sociedad Anonima de Capital Variable, actually "Grupo Elektra", Sociedad Anonima de Capital Variable, as Merging company.

X.       TOTAL AMENDMENT OF ITS BY-LAWS.
         ------------------------------

By public instrument number fifty one thousand three hundred and eleven, dated on June twenty four, nineteen hundred and ninety four, executed in this City before Notary number one hundred and forty of the Federal District, Jorge Alfredo Dominguez Martinez and recorded in the Public Registry of Commerce of the Federal District, in Mercantile Folio number "119,176" (one hundred and nineteen thousand one hundred and seventy six) were officially recorded the Minutes of the General Extraordinary Shareholder's Meeting of the company named "Grupo Elektra", Sociedad Anonima de Capital Variable, held on April twenty five, nineteen hundred and ninety four, in which it was agreed the total amendment of its By-laws to remain with the same name, corporate domicile in Mexico, Federal District, duration ninety nine years, variable capital stock, with a minimum capital stock fixed of one hundred and forty four million one hundred and sixty one thousand five hundred and thirty three pesos, Mexican currency, divided in four hundred and thirty two million four hundred and eighty four thousand five hundred and ninety nine common shares, and an unlimited variable capital stock, with a foreigner admission clause and the corporate purpose therein stated.

XI.      AMENDMENT OF ARTICLE SIXTH OF ITS BY-LAWS.
         -----------------------------------------

By public instrument number ten thousand five hundred and twenty four, dated on September two, nineteen hundred and ninety seven, executed in this City before Notary number ninety of the Federal District, Joel Chirino Castillo and recorded in the Public Registry of Commerce of the Federal District, in Mercantile Folio number "119,176" (one hundred and nineteen thousand one hundred and seventy six) were officially recorded the Minutes of the General Extraordinary Shareholder's Meeting of the company named "Grupo Elektra", Sociedad Anonima de Capital Variable, held on August fifteen, nineteen hundred and ninety seven, in which it was agreed the amendment of article sixth of its By-laws.

XII.     AMENDMENT OF ARTICLE SIXTH OF ITS BY-LAWS.
         -----------------------------------------

By public instrument number sixty one thousand three hundred and ninety four, dated on July twenty four, nineteen hundred and ninety nine, executed in this City before Notary number one hundred and seventeen of the Federal District, Francisco Daniel Sanchez Dominguez and recorded in the Public Registry of Commerce of the Federal District, in Mercantile Folio number "119,176" (one hundred and nineteen thousand one hundred and seventy six) were officially recorded the Minutes of the General Extraordinary Shareholder's Meeting of the company named "Grupo Elektra", Sociedad Anonima de Capital Variable, held on June four, nineteen hundred and ninety nine, in which it was agreed the amendment of article sixth of its By-laws.

XIII.    AMENDMENT OF ITS BY-LAWS.
         ------------------------

By public instrument number sixty two thousand two hundred and fifty four, dated on January seventeen of the year two thousand, executed in this City before Notary number one hundred and forty of the Federal District, Jorge Alfredo Dominguez Martinez and recorded in the Public Registry of Commerce of the Federal District, in Mercantile Folio number "119,176" (one hundred and nineteen thousand one hundred and seventy six) were officially recorded the Minutes of the General Extraordinary Shareholder's Meeting of the company named "Grupo Elektra", Sociedad Anonima de Capital Variable, held on October twenty five, nineteen hundred and ninety nine, in which it was agreed the amendment of articles seventh, twenty second, twenty seventh, twenty eighth, twenty ninth, thirtieth, thirty first, thirty second, thirty third and thirty fifth of its By-laws.

XIV.     COMPARISON OF THE BY-LAWS THAT ARE IN FORCE.
         -------------------------------------------

By public instrument number sixty two thousand three hundred and forty seven, dated on February first of the year two thousand, executed in this City before Notary number one hundred and forty of the Federal District, Jorge Alfredo Dominguez Martinez and recorded in the Public Registry of Commerce of the Federal District, in Mercantile Folio number "119,176" (one hundred and nineteen thousand one hundred and seventy six) were compared the By-laws in force of the company named "Grupo Elektra", Sociedad Anonima de Capital Variable, from which it is derived that the corporate name is "Grupo Elektra", Sociedad Anonima de Capital Variable, with corporate domicile in Mexico, Federal District, duration ninety nine years, variable capital stock, with a minimum fixed capital stock of one hundred and forty four millions one hundred and sixty one thousand five hundred and thirty three pesos, Mexican currency, represented by four thousand three hundred and twenty four millions eight hundred and forty five thousand and nine hundred and ninety non par value, common shares, a maximum variable capital stock, and with foreigner admission clause.

From such public instrument, I copy the following:

".........ARTICLE SECOND.  The corporate purpose shall be:

a) To incorporate, organize, participate and invest in the capital stock and patrimony of all type of mercantile and civil companies and associations, industrial, commercial and services enterprises, radio and tourist concessionaires and other kind of concessionaires, either national or from abroad, as well as in certificates of participation as permitted by law;

b) To acquire, transfer and in general negotiate with all type of shares, interests of partners, participation or interests and any other security permitted by law:

c) To issue, subscribe, accept, endorse, aval and negotiate with all type of credit instruments or bearer securities permitted by law:

d) To obtain and grant loans, with or without guarantee, that do not imply the execution of acts reserved to credit institutions under the Law of Credit Institutions;

e) To grant special endorsements, bonds and guarantees of any kind, real or personal, regarding the obligations of the Corporation or of third parties with which the Corporation has business relations;

f) To register, acquire, use and dispose of in any manner of patents, trademarks, trade names and copyrights, and

g) In general, to enter into any civil or mercantile acts and to execute all kind of agreements permitted by law for the performance of its corporate purpose.

                              SHAREHOLDERS MEETINGS

         ARTICLE FIFTEENTH. The General Meeting of Shareholders is the supreme organ of the Corporation. The Meetings of Shareholders shall be General or Special. The General Meetings shall be Extraordinary or Ordinary.

         General Extraordinary Shareholders Meeting shall be called to deal with any of the items set forth in Article one hundred and eighty two of the General Law of Commercial Companies or to agree about the cancellation of the registration of the shares of the Corporation in the securities or special sections of the Registro Nacional de Valores e Intermediarios (National Registry of Securities and of Intermediaries) and in any stock exchange, either national or from abroad, in which they are registered except for quotation systems or other markets non organized as stock exchanges. All other General Meetings shall be Ordinary Meetings.

         The Special Meetings shall be the ones assembled exclusively to deal with matters affecting the rights of one series of shares and shall be subject to the applicable provisions of Extraordinary Meetings according to what it is set forth in article one hundred and ninety five of the General Law of Commercial Companies.

         ARTICLE SIXTEENTH. The calls for Shareholders Meetings must be done by the Board of Directors or by any of the Examiners.

         Shareholders representing for at least thirty three percent of the capital stock while dealing with matters in which Series "L" shares are entitled to vote; or shareholders representing for at least thirty three percent of the ordinary Series "A" and "B" shares while dealing with matters in which Series "L" shares are not entitled to vote, may request in writing, in any moment, to the Board of Directors or to the Examiners the call of a General Shareholders Meeting to discuss the items specified in their application. Any holder owner of one share shall have the same rights in any of the cases established in Article one hundred and eighty five of the General Law of Commercial Companies. If the Meeting is not called within the following fifteen days counted as of the date of its application, a Judge of First Instance or a District Judge of the domicile of the Corporation shall call the Meeting upon the request of any of the interested parties, who may exhibit their share certificates for such purpose.

         ARTICLE SEVENTEENTH. Calls for Shareholders Meetings must be published in the Federal Official Gazette or in one of the newspapers of broader national circulation in the corporate domicile, with for at least fifteen calendar days prior to the date fixed for the Meeting. Calls may contain the Agenda and must be signed by the person or persons that prepare them, in the understanding that if the Board of Directors make such calls, the signatures of the President or of the Secretary of such Board shall be sufficient. The Meetings may be held without the publication of the corresponding call, if all the shares representing the capital stock of the Corporation are present or represented at the moment of voting.

         Meetings may only deal with matters contained in the Agenda of the corresponding call.

         ARTICLE EIGHTEENTH. To attend the Meetings, shareholders must exhibit the corresponding admission card that shall be issued by the Corporation only upon the application of the persons that are registered as holders in the Register of Common Shares of the Corporation, with for at least twenty four hours prior to the hour set forth for the holding of the Meeting, together with the deposit in the Secretariat of the Corporation of the corresponding certificates or titles of shares or of the certificates or the deposit evidence of such securities by an institution for the deposit of securities, by a credit institution, either national or from abroad, or by authorized stock exchanges. All share titles deposited in the Corporation in order to attend the Meetings against the delivery of a voucher issued to the shareholder, shall not be returned until the holding of such Meetings.

         ARTICLE NINETEENTH. Shareholders may be represented in the Meetings by the person or persons designated by means of a simple power of attorney signed before two witnesses.

         The Board of Directors members and the Examiners may not represent the shareholders in any Meeting.

         ARTICLE TWENTIETH. The Minutes of the Shareholders Meetings shall be entered into the corresponding book and shall be signed by the Chairman and the Secretary of the Meeting, as well as by the Examiner attending the Meeting.

         ARTICLE TWENTY FIRST. The Meetings shall be presided over by the President of the Board of Directors and, in his absence, by the person designated by the majority of votes of the shareholders that are present or represented.

         As Secretary of the Shareholders Meeting shall act the person occupying equal duty in the Board of Directors and, in his absence, the person designated by the majority of votes of the shareholders that are present or represented. The Chairman shall designate two Tellers to count the shares that are present or represented.

         ARTICLE TWENTY SECOND. General Ordinary Shareholders Meetings shall be hold for at least once a year within the following four months to the closing of each fiscal year.

         In addition to the items set forth in the Agenda, General Ordinary Shareholders Meeting must: (i) discuss, approve or modify and solve everything that is related to the Board of Directors Report over the financial situation of the Corporation and other accounting documents, including the Examiners report referred to in article 166 (one hundred and sixty six) of the General Law of Commercial Companies; (ii) know the report referred to in article 172 (one hundred and seventy two) of the General Law of Commercial Companies of the immediate preceding fiscal year, corresponding to controlled companies in which the Corporation is entitled to the majority of the shares or interests, when the value of the investments in each one of them exceeds 20% (twenty percent) of the net assets, in terms of the financial position statement of the Corporation at the closing of the corresponding fiscal year; (iii) decide over the application of profits, and, as the case may be; (iv) designate the Board of Directors members, the Secretary, the Examiners, as well as to fix their remuneration.

         Series "L" Special Shareholders Meetings shall be held for at least once a year in order to designate one of the Board of Directors members.

         ARTICLE TWENTY THIRD. So that a General Ordinary Shareholders Meeting is considered legally convened by virtue of a first call, must be represented in it for at least fifty percent of the common or ordinary shares entitled to vote in which the capital stock is divided; and its resolutions shall be validly adopted while taken by the majority of votes represented in them.

         In the event of second or ulterior calls, General Ordinary Shareholders Meetings may be validly hold, notwithstanding the number of common or ordinary shares represented in the Meeting, and its resolutions shall be validly adopted while taken by the majority of votes of the common or ordinary shares represented in them.

         ARTICLE TWENTY FOURTH. So that an Extraordinary Shareholder Meeting called to deal with matters in which Series "L" shares are not entitled to vote is considered legally convened by virtue of a first call, must be represented in it for at least seventy five percent of the common or ordinary shares entitled to vote in which the capital stock is divided and their resolutions shall be validly adopted while taken with the favorable vote of common or ordinary shares entitled to vote and representing for at least fifty percent of the capital stock.

         In the event of second or ulterior calls, Extraordinary Shareholders Meetings called to deal with matters in which Series "L" shares are not entitled to vote, are considered legally convened when for at least fifty percent of all the common or ordinary shares in which the capital stock is divided is represented and their resolutions may be validly adopted while taken by the favorable vote of the common or ordinary shares entitled to vote representing for at least fifty percent of the capital stock.

         ARTICLE TWENTY FIFTH. So that an Extraordinary Shareholders Meeting called to deal with matters in which Series "L" shares are entitled to vote is considered legally convened by virtue of a first call, must be represented in it for at least seventy five percent of the shares in which the capital stock is divided and their resolutions shall be validly adopted while taken with the favorable vote of the shares representing for at least fifty percent of the capital stock, subject to what it is set forth in the following Article.

         In the event of second or ulterior calls, Extraordinary Shareholders Meetings called to deal with matters in which Series "L" shares are entitled to vote, are considered legally convened when for at least fifty percent of all the shares in which the capital stock is divided is represented, and their resolutions may be validly adopted while taken by the favorable vote of the shares that represent for at least fifty percent of all the capital stock, subject to what it is set forth in the following Article.

         ARTICLE TWENTY SIXTH. The favorable resolution of Series "L" Shareholders Special Meeting is needed to validly adopt the resolutions of General Extraordinary Shareholders Meeting relative to the cancellation of the registration of Series "L" shares of the Corporation in the securities and special sections of the Registro Nacional de Valores e Intermediarios (National Register of Securities and of Intermediaries) or in any stock exchange, either national or from abroad, in which they are registered, except for quotation systems or other markets non organized as stock exchanges.

                                  CHAPTER FIFTH

                          MANAGEMENT OF THE CORPORATION

         ARTICLE TWENTY SEVENTH. The management of the corporation shall be vested in a Board of Directors composed by nine proprietary members. If the Ordinary Meeting so agrees, alternate members exclusively for each proprietary member may be designated.

         From the nine Board of Directors members, eight shall be designated by the General Ordinary Shareholders Meeting and the remnant member shall be designated by Series "L" Special Shareholders Meeting.

         ARTICLE TWENTY EIGHTH. Each shareholder or group of shareholders representing with for at least ten percent of the capital stock, represented by shares entitled to vote, may designate a Proprietary member and in that case, they may not exercise their right to vote to designate Directors that correspond to majority shareholders. If any shareholder or group of shareholders exercise such right, the remnant shareholders shall only have the right to designate the number of missing members of the Board.

         The designation of members of the Board will be subjected, in any moment, to the provisions of article Nineteenth of these By-laws regarding the character of the persons that shall form part of the Board of Directors.

         ARTICLE TWENTY NINTH. From the nine designated members of the Board, five may be or may not be shareholders of the Corporation and may be officers, employees or directors of the same or of any of its affiliates, who shall be considered as Related Board members; the remnant four members must be Independent Directors.

         Independent Directors are personas of great experience, capacity and professional prestige and that are not found in any of the following assumptions, at the moment of their designation: (i) to be employee or director of the Corporation; (ii) without being employees or directors of the Corporation, they have the power to control the directors of the same Corporation; (iii) to be advisors of the Corporation or partners or employees of firms that are advisors or counselors of the Corporation or of its affiliates and that their incomes depend significantly of this contractual relation (significant income means an income representing more than 10% of the incomes obtained by the counselor or by the firm); (iv) to be clients, suppliers, debtors or creditors of the Corporation or partners or employees of a company that is an important client, supplier, debtor or creditor (in the understanding, that a client or a supplier is important when the sales of the Corporation represent more than 10% of the total sales of the client or of the supplier, respectively, as well as when the credit amount is more than 15% of the assets of the Corporation or of its counterpart); (v) to be employees of an endowed institution, university, civil corporation or association that receives important donations from the Corporation (donations are considered important when they represent more than 15% of the total donations received by the corresponding institution); (vi) to be General Director or officer of higher level in a company when the General Director or officer of higher level of the Corporation participate in the Board of Directors of such company; and (vi) be relative (up to third degree) or spouses of any of the persons mentioned in paragraphs (i) and (ii) above, or be relatives (up to first degree) or spouses of any of the persons mentioned in paragraphs (iii) through (vi) above. Any Board member that is in any of the assumptions above mentioned shall be considered as Related Director.

         Both, Independent Directors and Related Directors may have the character of Patrimonial Directors, in the understanding that Patrimonial Directors are those directors designated because of their character of significant shareholders (i.e., direct or indirect holders of for at least 2% of the capital stock of the Corporation), or those acting as mandatory of such significant shareholders.

         The Board of Directors members shall be elected for a one-year term as of the date of their appointments, and shall continue in office until their successors have been elected and have taken their office and shall receive the remuneration priory determined by the General Ordinary Shareholders Meeting.

         ARTICLE THIRTIETH. The Board of Directors, in its first session hold after the Shareholders Meeting has designated its members and if this Meeting has not designated its members, shall name among its members a President and, if it is deemed necessary, one or more Vice-presidents, a Treasurer and a Secretary, in the understanding that the Secretary may be or may not be a Board of Directors member. Temporal or definitive absences of the President shall be substituted by one of the Vice-presidents in the order of their designation, if they were elected, and in their absence, by any Director. The Board of Directors shall designate the person that shall substitute temporal or definitive absences of the Secretary.

         In such first Board of Directors session, once the Secretary is designated, he must provide the designated Directors for the first time a presentation and an induction to their new responsibility. As minimum, the Secretary must provide information regarding the Corporation, its financial situation and operational performances, as well as of the obligations, responsibilities and faculties that a Director has.

         Each Board of Directors member shall have the following obligations and shall apply the following principles: (i) to give notice to the President and Secretary of the Board of Directors about any situation from which may derive a conflict of interest and shall abstain from participating in the corresponding discussion; (ii) to use the assets or services of the Corporation only to comply with the corporate purpose and to define clear policies when such assets are exceptionally used for personal matters; (iii) to dedicate his duties the necessary time and attention by attending for at least to seventy five percent of the Meetings in which they are called; (iv) to maintain absolute confidence regarding all the information that may affect the operation of the Corporation, as well as of the discussions that are carried out by the Board of Directors;
(v) to be mutually informed about the relevant matters of the Corporation; (vi) to support the Board of Directors through opinions, recommendations and orientations that may derive from the analysis of the development of the Corporation, so that the decisions that are adopted are found duly grounded in professional criteria and of qualified personnel that count with a broader and independent point of view regarding the operations of the Corporation.

         The Corporation shall indemnify Board of Directors members in case they incur in responsibility, without fault, dolus or negligence on their part, while performing their corresponding duties.

         ARTICLE THIRTY FIRST. The Board of Directors shall meet in the City of Mexico, Federal District, or in any other place within the United Mexican States.

         The Board of Directors may adopt resolutions without the need of holding a Board of Directors Session, provided that, such resolutions is ratified in writing unanimously by all of its members.

         Board sessions may be hold, in any time, when the President, two Directors or the Examiner calls them. Board of Directors Meetings calls must be in writing and must be sent by the Secretary to each Director with for at least ten calendar days prior to such session, by certified mail, by telegram, telex or telecopier to their domiciles or to the places that the Directors have established in writing for such purpose. The calls must specify the hour, date, place of meeting and the corresponding Agenda, and must be accompanied with the information that is relevant to take decisions according to the Agenda contained in the call. The Board may validly convene without need of a prior call when all the Board of Directors members is assembled.

         So that the Board of Directors Meeting is considered legally convened, the majority of the Directors have to be present and to validly adopt resolutions it is needed the favorable vote of the majority shareholders. In the event there is a tie vote, the President of the Board shall have the decisive vote.

         The Board of Directors must meet for at least four times each fiscal year to deal with any matter corresponding to their duties and, for at least once a year to define, review and approve the medium or long term strategy of the Corporation, as well as the budget for the following fiscal year.

         ARTICLE THIRTY SECOND. Of each Board Session the corresponding Minutes shall be drafted in the corresponding book in which are recorded the adopted resolutions that shall be signed by the President and the Secretary of the Session, as well as by the Examiner that attend such Session.

         The annual report that the Board of Directors prepares to the Shareholders Meetings must mention the names of the Directors that have the character of: (1) Independent Directors; and, (ii) Patrimonial Directors, indicating in this case, if we are dealing with Related or Independent Directors. The annual report must establish the duties of each Director as of that date.

         Likewise, the annual report that the Board of Directors shall submit to the Shareholders Meeting must contain a section including a report about: (i) the development of the best corporate practices of the Corporation during the corresponding fiscal year; (ii) relevant aspects of the duties of each intermediate organ of administration and the names of its members; and (iii) the professional profile of the Examiner of the Corporation.

         The annual report referred above mentioned, must be under the disposition of the shareholders called to the corresponding General Shareholders Meeting.

         ARTICLE THIRTY THIRD. The President of the Board of Directors shall preside over the Board of Directors Sessions. In the absence of the President, such Sessions shall be presided over, in its case, by a Vice-president and, in his absence, by one of the members that the other persons attending the meeting may designate by majority of votes.

         Copies or evidences of the Board of Directors and of the Shareholders Meetings Minutes, as well as of the corresponding entries in non accounting corporate registries or books and, in general, of any document coming from any Corporate file, may be authorized and certified by the Secretary who, in case there is no other person designated for such purpose, shall be permanent delegate to concur before the Notary Public of his election to record officially the Minutes of the Shareholders Meetings and of the Board of Directors Meetings, as well as to grant as delegate, the powers of attorney conferred by the Shareholders Meetings and by the Board of Directors Meetings. Likewise, the Secretary shall be in charge of drafting and entering into the corresponding books the Shareholder's Meetings Minutes and the Board of Director's Meetings Minutes, as well as to make official copies and issue certificates of the Minutes and of the designations, signatures and faculties of the officers of the Corporation.

         ARTICLE THIRTY FOURTH. The Board of Directors shall have the following faculties:

1. General power of attorney for lawsuits and collections with all general faculties and those special faculties that may require a special clause according to Law, without limits, according to what it is set forth in the first paragraph of Article two thousand five hundred and fifty four of the Civil Code of the Federal District and the corresponding articles of the Civil Codes of the States of the Republic; as an illustrated but not limited manner, the attorneys-in-fact are empowered with the following authority: To exercise all kind of rights and actions before any Federal, State, Federal District and Municipal authority, either voluntary, contentious or mixed jurisdiction and before civil, judicial, administrative authorities or labor authorities, either Federal or State Boards of Conciliation or Arbitration courts; to answer lawsuits, to file exceptions and to countercharge to submit to any jurisdiction; to answer and to submit interrogatories; to make assignment of goods; to challenge magistrates, judges, secretaries, experts and other persons that can be challenged according to law; to withdraw of lawsuits, of their motions, of any remedy and of "Amparo" proceedings, which may be initiated whenever is deemed convenient; to submit all type of proofs; to recognize signatures and documents, to object them and to object that they are false; to attend meetings, formalities and public bids; to make bid, bid auctions and improvements and to obtain for the Corporation the adjudication of all kind of goods, and by any title to make the assignment of rights; to file criminal accusations and complaints; to grant remission and to become co-party with the Public Prosecutor in criminal procedures, procedures in which they may exercise the most ample faculties that are required. Likewise, to represent the Corporation pursuant to articles eleven, forty six, forty seven, one hundred and thirty four, roman three, five hundred and twenty three, six hundred and ninety two, sections first, second and third, seven hundred and eighty six, eight hundred and seventy three, eight hundred and seventy four, eight hundred and seventy six, eight hundred and eighty three, eight hundred and eighty four and other applicable articles of the Federal Labor Law.

2. General power of attorney for acts of administration as set forth in paragraph second of Article two thousand five hundred and fifty four of the Civil Code for the Federal District and the corresponding articles of the Civil Codes for the States of the Republic.

3. General power of attorney to acquire and transfer shares and interests in other companies, in the understanding that the Board of Directors shall require the prior authorization of the General Ordinary Shareholders Meeting to approve the acquisition or transfer of such shares or interests or to exercise the right of retirement, in the following cases:

         a) When the value of acquisition of the shares or interests of other companies, by virtue of one or more simultaneous or successive acquisitions, exceeds twenty percent of the value of the capital stock of the Corporation, regarding the last financial position statement;

         b) When the value of the transfer of shares or interests of other companies, by virtue of one or more simultaneous or successive alienation, exceeds twenty percent of the net assets, according to the last statement of financial position of the Corporation. Moreover, it shall be required the approval of the General Ordinary Shareholders Meeting in the event of transfer of shares or participation, if such transfer implies, by virtue of one or more simultaneous or successive operations, the loss of the control of the Corporation whose shares or participation are transferred; and

         c) When the exercise of the right of retirement in the companies of variable capital stock in which the Corporation is a shareholder, represents by virtue of one or more simultaneous or successive acts, (i) the reimbursement of shares whose value exceed of twenty percent of the net assets of the Corporation, according to the last statement of financial position, or (ii) the loss by the Corporation of the Control of the controlled company.

4. General power of attorney to grant, subscribe and aval and in any other manner negotiate all kind of credit instruments, in terms of Article 9 of the General Law of Credit Instruments and of Credit Operations, provided that they subscribe and aval amounts not higher that the twenty percent of the net assets of the Corporation.

5. General Power of Attorney to open and cancel bank accounts on behalf of the Corporation, as well as to make deposits and withdraw against them and to designate persons that issue against them, without more limits than the ones established in these By-laws;

6. General power to appoint and freely remove the General Director and any of the other executive officers of the Corporation, whatever their title is, provided that they are not being designated by the General Ordinary Shareholders Meetings, as well as to determine their faculties, guarantees, work conditions and remuneration, without more limits than those established in these By-laws.

7. To call General Ordinary, Extraordinary Shareholders meetings or Special meetings and to execute their resolutions;

8. To confer within their faculties, general or special powers of attorney, reserving always their exercise, as well as to revoke the power of attorneys that are granted;

9. To appoint and remove external auditors of the Corporation, provided that they have not been designated by the General Ordinary Shareholders Meeting;

10. To establish branches and agencies of the Corporation in or outside the United Mexican States;

11. To authorize the temporal acquisition of representative shares of the capital stock of the same Corporation charged to the reserve for the acquisition of its own shares, in terms of these By-laws, as well as its further location;

12. To formulate internal labor regulations;

13. To carry out all the authorized acts and operations that may correspond to them according to laws and these By-laws;

14. To annually approve the budget of the Corporation, as well as to approve its amendments and extraordinary items.

         ARTICLE THIRTY FIFTH. The Corporation may have intermediate organs of administration that shall be designated as Committees, composed each one, by three members of the Board of Directors of the Corporation and shall freely act between them as a collegiate board, in the understanding that from such three members, two must be Independent Directors.

         The members of the Committees shall be elected for a one-year term, unless they are released of their duties by the Board of Directors, which may resolve over the Committees in which they shall participate, but in all cases they shall continue in office until their successors have been elected and have taken their office; they may be re-elected and shall receive the remuneration determined by the General Ordinary Shareholders Meeting.

         The Committees shall assemble with the periodicity fixed by the General Ordinary Shareholders Meeting, when they are called by the Board of Directors, or by the President of the Committee or by 2 (two) of its members. The calls for the Committee sessions must be in writing and may be sent to each one of its members, as well as to the Examiner or Examiners of the Corporation, with for at least 5 calendar days prior to the date of holding the corresponding session in first call, and with for at least one natural day prior to the holding of the corresponding session in second or ulterior calls, to the domiciles of each one of them registered in the Corporation or to the places that they have established for such purpose.

         The calls must specify the date, hour, place of meeting, Agenda and must be signed by the Secretary of the Board of Directors or by the person designated by this organism, by the President of the Committee, or by the members of the corresponding Committee that are making such calls.

         In the event all the members of the Committee are present in such session, it shall not be necessary to make the corresponding call.

         The resolutions adopted in a Committee session shall be valid; (i) in its first call, with the favorable vote of the majority of its members; (ii) in its second call, unanimously and, in case of tie voting, the Independent Director shall have a decisive vote; and (iii) in its third call, by the number of members of the corresponding Committee that are present.

         From each Committee Session, Minutes shall be drafted and registered in the book of Committee Sessions Minutes, which may be signed by the person that was presiding over the Session and by the person that has acted as Secretary, as well as by the Examiner or Examiners of the Corporation who always must attend to the corresponding sessions with voice but without vote.

         The Committees shall have the faculties conferred to them by the General Ordinary Shareholders Meeting and by the Board of Directors, when they are fixed in the same Meeting, subject to the legal provisions in effect and to the following paragraph. The charge of member of the Committee may only fall in the Board of Directors members.

         The Committees may not carry out the activities reserved by law or by these By-laws to the Shareholders Meeting or to the Board of Directors and may not delegate their faculties in any person, but they may designate the persons that must execute their resolutions. In the absence of such designation, the President and the Secretary of the Committee shall be authorized to execute them.

         The Committees must inform on time, through the Committee President, and in an annual manner to the Board of Directors of the resolutions that are taken or under the criteria of the corresponding Committee the occurrence of facts and acts of importance for the Corporation.

         ARTICLE THIRTY SIXTH. The Corporation shall have a General Director that shall be designated by the Shareholders Meeting. The General Director of the Corporation, due to his designation, shall be the officer of highest level in the Corporation and shall have the faculties conferred to him by the same Meeting.

                                  CHAPTER SIXTH

                                  SURVEILLANCE

         ARTICLE THIRTY SEVEN. The surveillance of the Corporation affairs shall be entrusted to one Proprietary Examiner and his alternate, who may or may not be shareholders and that shall be designated by the General Ordinary Shareholders Meeting. The Examiners and their corresponding alternates shall be chosen annually and may be re-elected one or more times and shall hold office until their successors have been elected and taken office.

         The Examiner shall have the powers and duties vested in him according to Law and to these By-laws......"

XV.      BOARD OF DIRECTORS DESIGNATION.

By public instrument number eighty three thousand five hundred and thirty three, dated on February eight of the year two thousand, recorded in this City before Notary number eighty nine of the Federal District, Gerardo Correa Etchegaray, recorded in the Public Registry of Commerce of the Federal District, in Mercantile Folio number "119,176" (one hundred and nineteen thousand and one hundred and seventy six), were officially recorded the Minutes of the General Ordinary Shareholder's Meeting of the company named "Grupo Elektra", Sociedad Anonima de Capital Variable, held on January twenty six of the year two thousand, in which the Board of Directors members were designated, to remain as follows:

                               BOARD OF DIRECTORS

                                 RELATED MEMBERS

HUGO SALINAS PRICE.- HONORARY PRESIDENT.
RICARDO BENJAMIN SALINAS PLIEGO.- PRESIDENT.
PEDRO PADILLA LONGORIA.- VICE-PRESIDENT.
ELISA SALINAS GOMEZ.- DIRECTOR.
GUILLERMO SALINAS PLIEGO.- DIRECTOR.

                               INDEPENDENT MEMBERS

DAVID WILLIAMS.- DIRECTOR.
ROBERTO SERVITJE ACHUTEGUI (SERIES "L").- DIRECTOR.
CARLOS FERNANDEZ GONZALEZ.- DIRECTOR.
ROBERTO BOWMAN.- DIRECTOR.
RICARDO MARTINEZ CRUZ.- SECRETARY.

And it was officially recorded the RATIFICATION of Messrs. JAVIER SONI OCAMPO and MANUEL CUETO VEGA, as PROPRIETARY and ALTERNATE EXAMINERS, respectively.

XVI. MINUTES THAT ARE OFFICIALLY RECORDED. The appearing person exhibits me the Minutes of the General Extraordinary Shareholder's Meeting of the company named "GRUPO ELEKTRA", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, held on August twenty eight of the year two thousand, that is composed of six pages of text, together with the Attendance List, same that, I, officially recorded in original and that are attached hereto as Appendix "A" and that are totally transcribed as follows:

"GRUPO ELEKTRA, S.A. DE C.V. GENERAL EXTRAORDINARY SHAREHOLDER'S MEETING.

In the city of Mexico, Federal District, at 11:00 A.M. on August 28, 2000, there met at the corporate domicile of Grupo Elektra, S.A. de C.V., the shareholders of the Company with the purpose of holding a General Extraordinary Shareholder's Meeting of the Company, whose names and signatures appear in the Attendance List that was prepared. It is certified that the corresponding calls were published with the anticipation set forth in the By-laws of the Company, same that are attached to these Minutes.

Mr. Miguel Irurita Tomasena, designated by the majority of shareholders, presided over the Meeting and Mr. Ricardo Martinez Cruz, who is the Secretary of the Company, acted with such character.

The Chairman designated Miss Rebeca Nicholson Castro and Mr. Marco Polo Castro Perez as Tellers, who accepted their appointments and in the discharge of their duties proceeded to review the Shareholder's Registry Book and prepared the Attendance List in which they certify that 91.70% (ninety one point seventy percent) of the subscribed and paid in shares, entitled to vote, representing the capital stock of Grupo Elektra, S.A. de C.V., was present or represented in the Meeting.

Whereas the necessary quorum set forth in article 190 of the General Law of Commercial Companies exists, the Chairman declared the Meeting legally convened and valid the resolutions adopted with the favorable vote of for at least 75% (seventy five percent) of the shares representing capital stock of the Company, and thereupon, the Chairman read the following:

                                     AGENDA

I. Proposal, reading and discussion and, as the case may be, approval of the proposal and of the terms to merge the Company.

II.      Matters related with the previous item and their resolution.

III. Designation of special Delegates of the Meeting, to go before the Notary Public of their election to record officially the Minutes and to register before the Public Registries of Property and of Commerce, as the case may be, the resolutions adopted by the Meeting, as well as to execute any other matter related to the Meeting.

Once the items on the Agenda were unanimously approved, the Meeting proceeded to deal with such items.

Regarding the first item of the Agenda, the Chairman explained the shareholders about the convenience to merge Grupo Elektra, S.A. de C.V. with Grupo SYR, S.A. de C.V., by extinguishing the first, as merged company and subsisting the latter, as merging company. The Chairman stated that the merger has to be carried out taking into account that the patrimony of Grupo Elektra, S.A. de C.V. will be incorporated with all its properties, rights and obligations to Grupo SYR, S.A. de C.V. The merger must be effective among the parties three months after the corresponding resolution is recorded in the Public Registry of Commerce and all data and figures of the balance sheets of the companies, as of June 30, 2000, will be considered while taking the decision of such merger.

After listening and discussing such item, the Meeting unanimously votes and takes the following resolutions:

                                   RESOLUTIONS

"1. It is to be authorized and is authorized the balance sheet of the Company as of June 30, 2000, that shows that the net assets are of $5,068,660,000.00 (Five thousand and sixty eight million six hundred and sixty thousand pesos 00/100 Mexican Currency)."

"2. Based in article 222 of the General Law of Commercial Companies, it is approved the merger of Grupo Elektra, S.A. de C.V. with Grupo SYR, S.A. de C.V., disappearing the first as merged company and subsisting the latter as merging company taking into account the data and figures of the balance sheets of both Companies as of June 30, 2000."

"3. As a consequence of the merger of Grupo Elelctra, S.A. de C.V. and of Grupo SYR, S.A. de C.V., the latter absorbs all the patrimony of the first company, in a universal title, i.e., all its assets, passives, shares, rights, obligations and responsibilities, as well as all that pertains to the merging companies in fact or by law. It is particularly mentioned that Grupo SYR, S.A. de C.V., as merging company, expressly accepts to bind itself under the terms and conditions of the agreement named Indenture dated on March 22, 2000 executed by and between, Grupo Elektra, S.A. de C.V. as issuer, the restricted subsidiaries according to such indenture as guarantors and The Bank of' New York as fiduciary over 12% of Series "A" notes and over 12% of Series "B" notes, both notes due in the year 2008."

"4. Complying with what it is set forth in article 223 of the General Law of Commercial Companies, the related merging resolutions and the balance sheets of the companies as of June 30, 2000 must be published in the Federal Official Gazette and once formalized, to record such resolutions in the Public Registry of Commerce of the Federal District."

"5. The merger shall be effective among the parties, its shareholders as well as before third parties three months after the registration of the merging resolutions at the Public Registry of Commerce of the corporate domicile is carried out, according to what it is set forth in article 224 of the General Law of Commercial Companies."

"6. In terms of article 11 of the Federal Tax Code, the fiscal year of Grupo Elektra, S.A. de C.V. shall terminate in advance, simultaneously at the moment the merger is effective and the merging company must present the corresponding returns of the merged company."

"7. After the merger is effective, Grupo Elektra, S.A. de C.V. must be cancelled as taxpayer as set forth in the correFsponding tax laws and all its books, registries and documents, as well as the accounting in general must be cancelled, and will be kept by the merging company for all the legal effects that may take place."

"8. It is to be authorized and is authorized the Merger Covenant between Grupo SYR, S.A. de C.V. and Grupo Elektra, S.A. de C.V. to remain drafted as follows:

                                 MERGER COVENANT

FIRST. Based in article 222 of the General Law of Commercial Companies, it is approved the merger of Grupo Elektra, S.A. de C.V. with Grupo SYR, S.A. de C.V., disappearing the first as merged company and subsisting the latter as merging company taking into account the data and figures of the balance sheets of both Companies as of June 30, 2000.

SECOND. As a consequence of the merger of Grupo Elektra, S.A. de C.V. and of Grupo SYR, S.A. de C.V., the latter absorbs all the patrimony of the first company, in a universal title, i.e., all its assets, passives, shares, rights, obligations and responsibilities, as well as all that pertains to the merging companies in fact or by law. It is particularly mentioned that Grupo SYR, S.A. de C.V., as merging company, expressly accepts to bind itself under the terms and conditions of the agreement named Indenture dated on March 22, 2000 executed by and between, Grupo Elektra S.A. de C.V. as issuer, the restricted subsidiaries according to such Indenture as guarantors and The Bank of New York as fiduciary over 12% of Series "A" notes and over 12% of Series "B" notes, both notes due in the year 2008."

THIRD. Complying with what it is set forth in article 223 of the General Law of Commercial Companies, the related merging resolutions and the balance sheets of the companies as of June 30, 2000 must be published in the Federal Official Gazette and once formalized, to record such resolutions in the Public Registry of Commerce of the Federal District.

FOURTH. The merger shall be effective among the parties, its shareholders as well as before third parties, three months after the registration of the merging resolutions at the Public Registry of Commerce of the corporate domicile is carried out, according to what it is set forth in article 224 of the General Law of Commercial Companies.

FIFTH. In terms of article 11 of the Federal Tax Code, the fiscal year of Grupo Elektra, S.A. de C.V. shall terminate in advance, simultaneously at the moment the merger is effective and the merging company must present the corresponding returns of the merged company.

SIXTH. After the merger is effective, Grupo Elektra, S.A. de C.V. must be cancelled as taxpayer as set forth in the corresponding tax laws and all its books, registries and documents, as well as the accounting in general must be cancelled, and will be kept by the merging company for all the legal effects that may take place.

"9. It is taken note that on April 13, 2000, the Comision Federal de Competencia issued the official letter contained in file number CNT-35-2000 in which such entity states that it does not object to the merger as it is spread upon the record."

II.      Matters related with the previous item and their resolution.

The Chairman informed the persons attending the Meeting, that there are no other matters to be discussed.

III. Designation of special Delegates of the Meeting, to go before the Notary Public of their election to record officially the Minutes and to register before the Public Registries of Property and of Commerce, as the case may be, the resolutions adopted by the Meeting, as well as to execute any other matter related to the Meeting.

                                   RESOLUTION

"1. Alvaro Rodriguez Arregui, Jose Luis Riera Kinkel, Ricardo Martinez Cruz, Rebeca Nicholson Castro, Marco Polo Castro Perez, Miguel Irurita Tomasena, Santiago Sepulveda Iturbe, Rodrigo Gaytan Huerta and Carlos Zamarron Ontiveros, as well as Miss Sara Soriano de Teresa are designated, so that indistinctly, jointly or separately, in the name and in representation of the company and as special delegates of this meeting; a) publish in the Federal Official Gazette the merger resolution taken in this meeting and the Balance Sheet of the company as of June 30, 2000; b) to record officially in the same instrument the merger resolution, before Notary Public of their election; c) to carry out the corresponding transactions to register the corresponding testimony in the Public Registry of Commerce of the Federal District; d) to carry out all the necessary transactions before the Comision Nacional Bancaria y de Valores, Bolsa Mexicana de Valores, S.A. de C.V., Indeval, S.A. de C.V., Institucion de Deposito de Valores, to formalize and comply with the resolutions adopted by this meeting, and e) in general, to take all the measures and to sign all the necessary documents to record officially and comply with all the resolutions adopted by this meeting."

There being no further business to discuss, the Meeting was adjourned and these Minutes were prepared as a record thereof and once read were approved and signed by the Chairman and the Secretary and all those persons interested to sign it. Chairman. - A signature. Secretary. A signature.

                                 ATTENDANCE LIST

                                    "ELEKTRA.
                           Grupo Elektra, S.A. de C.V.
                   General Extraordinary Shareholders Meeting.
                                August 28, 2000.


      SHAREHOLDER/               SHARES/SERIES           SIGNATURE
INTERMEDIARIES/ INSTITUTION
     BANCA SERFIN

FIDEICOMISO 6380-8
Ricardo Martinez Cruz and/or
Rebeca Nicholson Castro          624'437,160 "A"        One Signature.
and/or
Marco Polo Castro Perez
and/or

OPERADORA DE BOLSA
SERFIN, S.A. DE C.V.             25'870,710 "A"         One Signature.
GRUPO FINANCIERO
SERFIN
Ricardo Martinez Cruz and/or
Jose Antonio Rodriguez
Romero

                                 299'409,870 "A"
GBM GRUPO BURSATIL                  5,000 "L"           One Signature.
MEXICANO, S.A. DE C.V.
Inigo Gonzalez de Cosio
and/or
Alberto Rodriguez Govela         933'519,865 "B"        One signature.
and/or
Moises Carlin Gomez

NELWOOD-SHEUNG
WONG
COMPANY
Ricardo Martinez Cruz and/or
Rebeca Nicholson Castro
and/or
Marco Polo Castro Perez
and/or

CASA DE BOLSA
BANCOMER,
S.A. DE C.V.
GRUPO FINANCIERO
Raul Rendon Trejo and/or
Pablo Ruiz Larraguivel and/or
Esther Velasco Cordova and/or      25,617,420 "A"
Elizabeth Barrera Aguilar
and/or                               270,000 "B"
Carlos Samano Caballero              155,000 "L"

BANCO NACIONAL DE
MEXICO, S.A.
INSTITUCION DE BANCA
MULTIPLE
GRUPO FINANCIERO
BANAMEX ACCIVAL
Cecilia del Castillo and/or
Luis Vallarino and/or
Francisco Romano                      8,000 "B"
                                      4,000 "L"
BANCOMER, S.A.
INSTITUCION DE BANCA
MULTIPLE
GRUPO FINANCIERO
Raul Rendon Trejo and/or
Pablo Ruiz Larraguivel and/or
Esther Velasco Cordova and/or
Elizabeth Barrera Aguilar
and/or
Carlos Samano Caballero
                                     50,000 "B"
TRIDENT TRUST
COMPANY
Ricardo Martinez Cruz and/or
Rebeca Nicholson Castro
and/or                                                  One signature.
Marco Polo Castro Perez          302'930,3l5 "B"

BANCO DEL ATLANTICO
FIDEICOMISO F/3834
Rebeca Nicholson Castro
and/or                           752'889,280 "B"        One signature.
Marco Polo Castro Perez          376'444,640 "L"


Examiner. Javier Soni Ocampo, Public Accountant. One signature. TELLER. One signature. REBECA NICHOLSON CASTRO. TELLER. One signature. MARCO POLO CASTRO PEREZ."

Second.  Corporate Antecedents of "GRUPO SYR", SOCIEDAD ANONIMA DE CAPITAL
------   ------------------------------------------------------------------
VARIABLE as Merging Company.
---------------------------

I.       INCORPORATION.
         -------------

Contained in public instrument number thirty two thousand six hundred and eighty two, dated on December thirty, nineteen hundred and fifty nine, executed in this City before the then Notary number fifteen of the Federal District, Jorge Sanchez Cordero and recorded in the Public Registry of Property and of Commerce of the Federal District in the Section of Commerce, Book Third, volume four hundred and fifty nine, page two hundred and eighty eight and under number one hundred and eighty three, prior the incorporation permit issued by the Ministry of Public Relations for the company named "Inmobiliaria del Prado", Sociedad Anonima, with corporate domicile in Mexico, Federal District, duration one hundred years, capital stock of three million two hundred and fifty thousand
(old) pesos, Mexican Currency, with foreigner exclusion clause and the corporate purpose therein stated.

II.      CHANGE OF NAME.
         --------------

By public instrument number thirty three thousand seven hundred and eighty three, dated on October three, nineteen hundred and sixty, executed in this City before the then Notary number fifteen of the Federal District, Jorge Sanchez Cordero and recorded in the Public Registry of Property and of Commerce of the Federal District in the Section of Commerce, Book Third, volume four hundred and eighty nine, page two hundred and five and under number one hundred and eleven, prior permit issued by the Ministry of Public Relations, were officially recorded the Minutes of the General Extraordinary Shareholder's Meeting of the company named "Inmobiliaria del Prado", Sociedad Anonima, held on November eleven, nineteen hundred and sixty, in which it was agreed the change of name to "Inmobiliaria Saro", Sociedad Anonima and amended Clause Second of its By-laws.

III.     CAPITAL STOCK INCREASE.
         ----------------------

By public instrument number sixty three thousand and ninety five, dated on September three, nineteen hundred and seventy six, executed in this City before the then Notary number fifteen of the Federal District, Jorge Sanchez Cordero and recorded in the Public Registry of Property and of Commerce of the Federal District in the Section of Commerce, Book Third, volume nine hundred and ninety three, page four hundred and sixty, and under number four hundred and thirty eight, prior permit issued by the Ministry of Public Relations, were officially recorded the Minutes of the General Extraordinary Shareholder's Meeting of the company named "Inmobiliaria Saro", Sociedad Anonima, in which it was agreed the capital stock increase from thirteen million two hundred thousand (old) pesos, Mexican Currency, to the amount of forty nine million (old) pesos, Mexican Currency, represented by four hundred and ninety thousand shares, with a par value of one hundred (old) pesos, Mexican Currency, each, and amended Clause Seventh of its By-laws.

IV.      CORPORATE PURPOSE AMENDMENT.
         ---------------------------

By public instrument number seventy thousand nine hundred and three, dated on January thirty, nineteen hundred and eighty one, executed in this City before the then Notary number fifteen of the Federal District, Jorge Sanchez Cordero and recorded in the Public Registry of Commerce of the Federal District in Mercantile Folio number "35,112" (thirty five thousand one hundred and twelve), were officially recorded the Minutes of the General Extraordinary Shareholder's Meeting of the company named "Inmobiliaria Saro", Sociedad Anonima, in which it was agreed the amendment of Clause Sixth of its By-laws, by adding paragraph IV-bis (four roman number bis).

V.       TOTAL AMENDMENT OF ITS BY-LAWS.
         ------------------------------

By public instrument number fourteen thousand two hundred and thirty two, dated on May two, nineteen hundred and eighty eight, executed in this City before Notary number one hundred and fifty three of the Federal District, Jorge A. Sanchez Cordero Davila, recorded on October three, nineteen hundred and eighty eight in the Public Registry of Commerce of the Federal District in Mercantile Folio number "35,112" (thirty five thousand one hundred and twelve), prior permit of the Ministry of Foreign Relations, were officially recorded the Minutes of the General Extraordinary Shareholder's Meeting of the company named "Inmobiliaria Saro", Sociedad Anonima, in which it was agreed the total amendment of its By-laws, remaining with the same name, duration ninety nine years, with corporate domicile in Mexico, Federal District, and with capital stock of forty nine million (old) pesos, Mexican Currency.

VI.      TRANSFORMATION OF THE COMPANY AND AMENDMENT OF ITS BY-LAWS.
         ----------------------------------------------------------

By public instrument number twenty five thousand and sixty seven, dated on February twenty eight, nineteen hundred and eighty nine, executed in this City before Notary number one hundred and fifty three of the Federal District, Jorge
A. Sanchez Cordero Davila, recorded in the Public Registry of Commerce of the Federal District in Mercantile Folio number "35,112" (thirty five thousand one hundred and twelve), prior permit of the Ministry of Foreign Relations, were officially recorded the Minutes of the General Ordinary and Extraordinary Shareholder's Meeting of the company named "Inmobiliaria Saro", Sociedad Anonima, in which it was agreed the transformation of the company to a Sociedad Anonima de Capital Variable and the amendment of Articles First, Sixth, Seventh, Eighth and Tenth of its By-laws.

VII.     CAPITAL STOCK INCREASE, CHANGE OF NAME AND OF FOREIGNER CLAUSE.
         --------------------------------------------------------------

By public instrument number twenty five thousand and sixty seven two hundred and thirty two, dated on May two, nineteen hundred and ninety one, executed in this City before Notary number one hundred and fifty three of the Federal District, Jorge A. Sanchez Cordero Davila, recorded in the Public Registry of Commerce of the Federal District in Mercantile Folio number "35,112" (thirty five thousand one hundred and twelve), prior permit of the Ministry of Foreign Relations, were officially recorded the Minutes of the General Ordinary and Extraordinary Shareholder's Meeting of the company named "Inmobiliaria Saro", Sociedad Anonima de Capital Variable, in which it was agreed the capital stock increase of the company to the amount of three hundred and forty eight thousand thirty six millions two hundred and fifty thousand (old) pesos, Mexican Currency, and it was modified as consequence Article Sixth of its By-laws, change of name to "Grupo SYR", Sociedad Anonima de Capital Variable, the foreigner clause was changed to a foreigner admission clause and its By-laws were totally amended.

VIII.    CAPITAL STOCK INCREASE IN ITS VARIABLE PART.
         -------------------------------------------

By public instrument number twenty five thousand one hundred and fifty seven, dated on December thirteen, nineteen hundred and ninety one, executed in this City before Notary number one hundred and fifty three of the Federal District, Jorge A. Sanchez Cordero Davila, recorded on October three, nineteen hundred and eighty eight in the Public Registry of Commerce of the Federal District in Mercantile Folio number "35,112" (thirty five thousand one hundred and twelve), were officially recorded the Minutes of the General Ordinary and Extraordinary Shareholder's Meeting of the company named "Grupo SYR", Sociedad Anonima de Capital Variable, in which it was agreed the capital stock increase in its variable part to the amount of forty six millions one hundred and nine thousand
(old) pesos, Mexican Currency.

IX.      BY-LAWS AMENDMENT.
         -----------------

By public instrument number thirty four thousand seven hundred and sixty eight, dated on October ten, nineteen hundred and ninety five, executed in this City before Notary number one hundred and fifty three of the Federal District, Jorge
A. Sanchez Cordero Davila, recorded in the Public Registry of Commerce of the Federal District in Mercantile Folio number "35,112" (thirty five thousand one hundred and twelve), prior permit of the Ministry of Foreign Relations, were officially recorded the Minutes of the General Extraordinary Shareholder's Meeting of the company named "Grupo SYR", Sociedad Anonima de Capital Variable, held on September six, nineteen hundred and ninety five, in which it was agreed the amendment of Articles Sixth and Twenty Ninth of its By-laws.

X.       REDUCTION AND INCREASE OF CAPITAL STOCK AND TOTAL AMENDMENT
         ------------------------------------------------------------
         OF ITS BY-LAWS.
         --------------

By public instrument number forty thousand eight hundred and fifteen, dated on August eight, nineteen hundred and ninety seven, executed in this City before Notary number one hundred and fifty three of the Federal District, Jorge A. Sanchez Cordero Davila, recorded in the Public Registry of Commerce of the Federal District in Mercantile Folio number "35,112" (thirty five thousand one hundred and twelve), were officially recorded the Minutes of the General Extraordinary Shareholder's Meeting of the company named "Grupo SYR", Sociedad Anonima de Capital Variable, held on July twenty four, nineteen hundred and ninety seven, in which it was agreed the reduction and increase of the capital stock of the company, to remain in the amount of one hundred million pesos, Mexican Currency and totally amended its By-laws.

XI.      TOTAL AMENDMENT OF ITS BY-LAWS.
         ------------------------------

By public instrument number fifty thousand six hundred and thirty two, dated on September three, nineteen hundred and ninety nine, executed in this City before Notary number one hundred and fifty three of the Federal District, Jorge A. Sanchez Cordero Davila, recorded in the Public Registry of Commerce of the Federal District in Mercantile Folio number "35,112" (thirty five thousand one hundred and twelve), were officially recorded the Minutes of the General Extraordinary and Ordinary Shareholder's Meeting of the company named "Grupo SYR", Sociedad Anonima de Capital Variable, held on February first, nineteen hundred and ninety nine, in which it was agreed the total amendment of its By-laws, from which it is stated that the actual name of the company of "GRUPO SYR", Sociedad Anonima de Capital Variable, with domicile in Mexico, Federal District, with and indefinite duration, represented by one hundred million ordinary, registered, non par value shares, and its variable capital stock that may not exceed of ten times the minimum fixed capital stock and the foreigner admission clause.

From such instrument, I copy, the following By-laws provisions that are in effect: "...BY-LAWS OF GRUPO SYR, S.A. DE C.V. CHAPTER I......ARTICLE SECOND.
The purpose of the Company is:

I. To be the direct or indirect holder of shares, participation or interests in other corporations, to participate in all kind of mercantile and civil companies, civil associations and national and foreign enterprises, bonds, participation, interests, assets and rights, or through any other legal mean to transfer, encumber or in any other manner dispose of and carry out all kind of acts and mercantile agreements regarding such shares, bonds, participation, interests, assets and rights;

II. Acquire, transfer, encumber, lease or take in lease and to execute acts of commerce over all kind of real assets, real rights over such real assets or any other corporeal or incorporeal assets that are incorporated, related to or accessory to such assets or rights;

III. To carry out acts of commerce by itself or on account of third parties, to act as principal, agent, commercial mediator and, in general, to represent individual or juridical persons, either Mexicans or from abroad;

IV. Promote, constitute, organize and manage any kind of companies, associations and enterprises;

V. Render and receive all kind of services including in an enunciated but not limited manner, administrative, technical, technical assistance, sales, marketing, publicity, supervision, consultation and counseling services in commercial, administrative, industrial, accounting, mercantile, legal matters and of any other nature;

VI. Register, acquire, possess and dispose of trademarks, trade names, patents, copyrights, inventions and processes, and to grant licenses thereof;

VII. Receive and grant financing, as it may be deemed necessary for the fulfillment of other corporate purposes;

VIII. Issue, endorse, accept and in any other manner subscribe credit instruments and to carry out with them all kind of operations;

IX. To grant special endorsements, bonds and in general guarantee with pledge or mortgage, third parties obligations with or without counterclaim and therefore, to subscribe credit instruments, agreements and other documents necessary to grant such guarantees prior the authorization of the Board of Directors according to what it is set forth in these By-laws;

X. To carry out the operations related with the purposes stated above or those operations that may directly or indirectly favor its execution.

                                    CHAPTER V

                              SHAREHOLDERS MEETINGS

         ARTICLE SIXTEENTH. The General Meeting of Shareholders shall be Extraordinary and Ordinary. All other Meetings shall be Special meetings.

         The General Extraordinary Meeting of Shareholders shall be called: (i) to deal with any of the items set forth in Article 182 of the General Law of Commercial Companies; (ii) to agree about the cancellation of the registration of the shares of the Company in the Section of Securities at the Registro Nacional de Valores e Intermediarios (National Registry of Securities and Intermediaries) and in other stock exchanges, either national or from abroad, in which they are registered except for quotation systems or other markets non organized as stock exchanges; and (iii) to agree about the amendment of Article Eleventh of these By-laws. All other General Meetings shall be Ordinary Meetings.

         Special Meetings shall be those gathered to deal with the rights of one category of shares and shall be subject to the applicable provisions of the Extraordinary Meetings.

         ARTICLE SEVENTEENTH. The calls for the Meetings of Shareholders must be done by the Board of Directors or by any of the Examiners, as may be deemed necessary or as set forth by the applicable provisions of the General Law of Commercial Companies. In all cases, the shareholders of for at least thirty three percent of the capital stock, may ask the Board of Directors or the Examiner in writing, in any moment, to call a General Meeting of Shareholders to discuss the items specified in its application. If the call is not carried out within the following fifteen days as of the date of its application, the Civil Judge or the District Judge of the domicile of the Company must make the petition of the interested parties that represent for at least thirty three percent of the capital stock, who may exhibit the share certificates for such purpose.

         Any holder of common or ordinary shares may apply for the call of a General Ordinary Meeting of Shareholders in the assumptions set forth in Articles 168 and 185 of the General Law of Commercial Companies.

         ARTICLE EIGHTEENTH. The calls for the Meetings of Shareholders must be published in the official gazette in the corporate domicile or in one of the newspapers of broader national circulation, with for at least fifteen calendar days prior to the date fixed for the Meeting. The calls shall contain the Agenda and must be signed by the person or persons that prepare them, in the understanding that if the Board of Directors prepare them, they shall contain the signature of the Secretary or of the Alternate Secretary of such organ, or of the delegate that for such purpose is designated by the Board of Directors among its members. The Meetings may be held without a prior call in the event all the shares representing the capital stock of the company are present or represented at the moment of voting.

         In the event in any Meeting, either Ordinary, Extraordinary or Special, all the shareholders are gathered, such Meeting may solve by unanimous voting any matters, including those items not contained in the corresponding Agenda.

         ARTICLE NINETEENTH. In the Meetings of Shareholders shall be only admitted those persons appearing in the Shares Register Book that is carried out by the Company, such register shall be closed three days prior to the date fixed for the holding of the Meeting.

         To attend the Meetings, the shareholders must exhibit the corresponding admission card that shall be only issued upon its application. Such application must be submitted with for at least 24 hours prior to the hour set forth for the holding of the Meeting, together with the evidence of the deposit in the Secretary of the Company of the certificates or titles of the corresponding shares, or of the certificates or evidences of deposit of such shares issued by any institution for the deposit of securities, by a credit institution, either national or from abroad, or by a stock exchange in terms of the corresponding applicable provisions of the Market of Securities Law. In order to have the right to attend the Meetings, the Shareholders or their representatives shall deposit the shares. All share titles deposited in the Corporation in order to attend the Meetings against the delivery of a voucher issued to the shareholder or to its representative shall not be returned until the holding of such Meetings.

         ARTICLE TWENTIETH. Shareholders may be represented at any meeting of shareholders by any person designated by them in writing signed by two witnesses as his proxy.

         The members of the Board of Directors and the Examiners may not represent the shareholders in any Meeting and may not vote the shares whenever is dealt the responsibility of such directors or examiners or the items related to the approval of the reports referred to in Articles 166, Section IV and 172 of the General Law of Commercial Companies.

         ARTICLE TWENTY FIRST. The Minutes of the Meeting shall be recorded in the Minutes Book that is carried out by the Company and shall be signed by the persons acting as President and Secretary, as well as by the Examiners that have attended such Meeting.

         ARTICLE TWENTY SECOND. The Meetings shall be presided over by the Chairman of the Board of Directors and in his absence by the Vice-President, or by the person designated by the Meeting, in the event there are various Vice-Presidents. In their absence, the persons elected to take their place, by simple vote of the majority of the shareholders present at the Meeting shall preside over such Meeting.

         The Secretary of the Board of Directors shall act as Secretary at the Meeting of Shareholders and, in his absence, the person designated by the majority of votes of the shareholders among the members present shall act as Secretary. The President shall designate two or more Tellers to count the number of shares present at the Meeting.

         The votes of the Shareholders of the Meeting shall be economic, under the proposal of any shareholder, the Meeting shall decide by majority of votes to calculate the votes issued by means of a voting card.

         ARTICLE TWENTY THIRD. The General Ordinary Meetings of Shareholders shall be hold for at least once a year within the following four months to the closing of each fiscal year. In addition to the specific items of the Agenda, the General Ordinary Meeting must: (i) discuss, approve or modify the Report of the Board of Directors referred to in Article 172 of the General Law of Commercial Companies by taking into account the Opinion of the Examiner; (ii) acknowledge the report of the immediate prior fiscal year referred to in Article 172 of the General Law of Commercial Companies that may correspond to such corporations in which the Company is the holder of the majority of their shares and of the interests, provided that the investment value in each one of them exceeds 20% (Twenty percent) of the net assets of the Company regarding the statement of financial position of the Company at the closing of the corresponding fiscal year; (iii) to decide about the application of profits and losses; and (iv) to designate the members of the Board of Directors, the Examiner, their alternates and to determine their remuneration.

         The General Extraordinary Meetings of Shareholders shall be gathered to deal with any of the matters of its competency.

         Special Meetings of Shareholders of any class of shares, in which the capital stock is divided, shall gather to deal with items referred to in Article 195 of the General Law of Commercial Companies.

         ARTICLE TWENTY FOURTH. For a quorum to exist at a General Ordinary Meeting of Shareholders held upon first call, the holders of for at least fifty percent of the common or ordinary shares entitled to vote must be present or represented at the Meeting and its resolutions shall be validly adopted while taken by the majority of votes of the common or ordinary shares present or represented at such Meeting.

         A quorum shall exist at any General Ordinary Meeting of Shareholders, notwithstanding the number of common or ordinary shares present or represented at the Meeting and its resolutions shall be validly adopted while taken by the majority of votes of the common or ordinary shares represented at such Meeting.

         ARTICLE TWENTY FIFTH. Except as otherwise provided in Article Thirty Third of these By-laws, Extraordinary and Special Meetings of Shareholders shall comply with the following rules:

I. For a quorum to exist at an Extraordinary Meeting of Shareholders upon first call, the holders of for at least 75% (Seventy five percent) of the common or ordinary shares entitled to vote at such Meeting must be present or represented and its resolutions shall be validly adopted while taken by the favorable vote of the common or ordinary shares that represent for at least 50% (Fifty percent) of the capital stock. A quorum shall exist at Extraordinary Meetings of Shareholders hold upon second or subsequent calls when the holders of for at least 50% (Fifty percent) of the common or ordinary shares of the capital stock are present or represented and its resolutions may be validly adopted while taken by the favorable vote of the common or ordinary shares that represent for at least 50% (fifty percent) of the capital stock.

         Notwithstanding the foregoing, the favorable vote of the shares representing 90% of the common or ordinary shares shall be needed to vote for a merger or the splitting of this Company or of the corporations in which this Company is the holder of the majority of their shares, as well as to decide the amendment of this Section I, Section XII of Article Thirty Second and Thirty Third of these By-laws.

II. Special Meetings shall apply the same rules set forth in Section I above of this Article but referred to a special class of shares.

                                   CHAPTER VI

                            MANAGEMENT OF THE COMPANY

         ARTICLE TWENTY SIXTH. Management of the Company shall be vested in a Board of Directors composed by an uneven number of members designated by the General Ordinary Meetings of Shareholders, in the understanding that such number shall be for at least 7 members. The Meeting may designate alternate members up to an equal number of the proprietary members and if they are designated, the Meeting shall have the faculty to determine the way in which the alternate members may substitute the proprietary members, in the understanding that if the Meeting do not determine so, any alternate member may substitute any proprietary member, except for those alternates designated by the minority of the shareholders, which may only substitute the proprietary members designated by such minority, indistinctly.

         The appointment or election of the members of the Board of Director shall be done in an Ordinary Meeting of Shareholders by the majority of votes and to the number of directors designated in such manner by common or ordinary shareholders shall be added a proprietary member and its corresponding alternate designated by the minority of the shareholders referred to in the following paragraph.

         Shareholders representing for at least twenty five percent of common or ordinary shares of the capital stock have the right to designate a proprietary member and his alternate, who may only substitute such proprietary member; in the understanding that such percentage shall be 10% (Ten percent) of the common or ordinary shares in the assumption that the shares of the Company are registered in the stock exchange. Once the minority has made its appointments, the Meeting shall determine the total uneven number of members composing the Board of Directors and shall designate other members of the Board by the vote of a simple majority of the common or ordinary shares, without taking into consideration the votes corresponding to the minority shareholders referred to in this paragraph.

         ARTICLE TWENTY SEVENTH. The members of the Board of Directors may be or may not be shareholders, they shall occupy their duties during a year and their appointments may be reelected or revoked in any moment, and even minority directors shall receive the remuneration determined by the General Ordinary Meeting of Shareholders.

         Notwithstanding the foregoing, the members of the Board of Directors shall continue in the performance of their duties, even though the term in which they have been elected has concluded, until their successors have been elected and have taken office.

         Members of the Board of Directors, Examiners, administrators, directors and managers must not give a guarantee to assure the compliance of the duties they have acquired in the performance of their duties, except that the Meeting of Shareholders has decided to establish such obligation.

         ARTICLE TWENTY EIGHTH. In the lack of express designation of the Meeting, the Board of Directors, in its first session immediately after its members are being designated, must appoint among its members a President and, as the case may be, one or more Vice-Presidents. Upon the omission of the Meeting, the Board of Directors must also designate a Secretary and an Alternate Secretary, which may not need to be members of the Board of Directors. The Board may also appoint the persons occupying other duties that are deemed necessary for the better performance of their duties. The temporal or definitive absences of the proprietary members of the Board of Directors shall be covered by the corresponding alternate members in the way determined by the General Ordinary Meeting of Shareholders, except for those alternate members designated by the minority of shareholders, which may only substitute the proprietary members designated by such minority, indistinctly.

         The Chairman shall preside over the Meetings of Shareholders and the sessions of the Board of Directors, as the case may be, and shall comply and execute the resolutions of the Meetings and of the Board, without need of a special resolution. In his absence, the Meetings and the above mentioned sessions shall be presided over by any of the Vice-Presidents in the order of their election or, in the absence of any of them, by any of the members of the Board that the assistants designate by the majority of votes. In the event, all the directors in any Meeting of Shareholders are absent, the Meeting shall be presided over by the person designated by such Meeting by a simple majority of votes. The person presiding over the Meetings shall designate one or more tellers to count the shares that are present or represented. The corporate organ may also appoint other special delegates for such effects, which may be persons without any link with the Company.

         At the Meetings of Shareholders shall act as Secretary, the Secretary of the Board of Directors and, in his absence, shall occupy such duty its alternate member. In their absence, upon the proposal of the person presiding over the Meeting, the Meeting shall designate such person by a simple majority of votes. This provision shall be applied in equal terms in any Board of Directors session.

         Copies or evidences of the Minutes of the Board of Directors Meetings and of the Meetings of Shareholders, as well as of the corresponding entries in the corporate registries or books and, in general, any document of the file of the Company may be authorized and certified by the Secretary or its Alternate, and shall be permanently delegated to go before the Public Notary or Broker of its election to formalize the resolutions contained in the Minutes of the sessions or meetings of the corporate organs, without requiring an express authorization. The Secretary shall draft and shall enter into the corresponding books the Minutes that contain the resolutions of the Meetings and of the sessions of the Board of Directors, as well as to issue certificates of the same and of the designations, signatures and faculties of the officers and attorneys of the Company.

         ARTICLE TWENTY NINTH. The Board of Directors shall annually gather in the dates and with the periodicity determined by the same Board in the first session hold during each fiscal year, without being necessary to call its members in each occasion to meetings whose holding is priory programmed according to the meetings calendar that has been approved by the Board.

         Additionally, the Board may gather in any other date as determined by the President, Vice-President, any two of its proprietary members or by the Examiner, by means of a call to all the proprietary members or, as the case may be, to the alternates that are required, sent by mail, telegram, telefax, messenger or by any other means that warrants that the members of the Board receive the notice with for at least three days in advance. The Board of Directors may gather in any moment, without prior call, in the event all the members of the Board are present.

         For a quorum to exist in the Board of Directors sessions, the assistance of the majority of its members shall be required and its resolutions shall be validly adopted while taken by the majority of votes of the members present in the session. In case of tie votes, the President of the Board or as the case may be, the Vice-President shall have the decisive vote.

         The Board sessions shall be hold in the corporate domicile or in any other place agreed priory by the Board of Directors within the Republic of Mexico, except for acts of God or of force majeur.

         The Minutes containing the resolutions of the Board of Directors must be authorized by those persons acting as President and as Secretary of the corresponding meeting and shall be registered in a specific book that the Company must carry out for such purposes.

         ARTICLE THIRTIETH. According to what it is set forth in the last paragraph of Article 143 of the General Law of Commercial Companies, the Board of Directors may validly adopt the resolutions without need of gathering personally the members in a formal session. Agreements taken out of session must be approved, in all cases, by the favorable vote of all the proprietary members of the Board, or in case of a definitive absence or inability to act of some of them, with the favorable vote of the corresponding alternate members, according to the following provisions:

I. The Chairman, by his own initiative or under the application of the Examiner or of any two proprietary members of the Board of Directors, must communicate all the proprietary members or, as the case may be, the alternate members of the corporate organism and the Examiner, in an oral or written manner or as it is deemed necessary, the resolutions that are taken out of session and the reasons justifying them. Likewise, the Chairman must provide all of them, in the event it is requested, all the documents and clarifications that are required for such effect. One or two members of the Board as determined by him or by the Secretary or its alternate, to carry out the corresponding notices may help the Chairman.

II. In the event all the proprietary members of the Board or, as the case may be, the alternate members whose vote is required, shall orally state the President or the members assisting him, their consent with all the agreements or resolutions that are submitted to their consideration no later than the second business day following the date in which they have stated it in the way established in the following
         Section III. A written acknowledgement must be sent to the President and to the Secretary through mail, telex, telefax, telegram or messenger, or through any other means guaranteeing that the persons receive the notice within the two following business days.

III. For the effects of what it is set forth in Section II above, the Chairman must send in writing to each one of his members, either directly or through the persons that help him, a formal project of the Minutes that contain the agreements or resolutions that are to be adopted out of session and any other document that is deemed necessary, with the purpose that, as the case may be, once done the modifications that are required, the Minutes project shall be sent to the Chairman and to the Secretary, duly signed in the bottom, by each one of the Board of Directors members.

IV. Once the Chairman and the Secretary receive the confirmations in writing of all the members of the Board of Directors, they shall proceed immediately to register the approved Minutes in the corresponding Minutes book which contains all the resolutions taken, same that shall be formalized with the signature of the Chairman and of the Secretary. The date established of the Minutes shall be the date in which all its members have obtained the oral or written consent, even though in that moment it has not been received the written confirmation. Once such confirmation is received, they must be integrated in a file that must be carried by the Company. Likewise, the file must be integrated with the observations in writing that as the case may be, are done by the Examiner to the corresponding resolution project.

         ARTICLE THIRTY FIRST. The daily operation and direction of the business of the Company may be in charge of a General Director designated by the Board of Directors, who may have the faculties conferred by the same Board.

         The General Director may be shareholders or not or may be members of the Board of Directors and shall hold office until the new Board of Directors revokes its designation or accepts its resignation.

         ARTICLE THIRTY SECOND. The Board of Directors shall have the following faculties and obligations:

I. General power of attorney for lawsuits and collections with all general faculties and with those special faculties which require a special clause in accordance with Law, without limits, according to what it is set forth in the first paragraph of Article 2554 of the Civil Code for the Federal District, together with the corresponding articles of the Civil Codes of the States of the Republic. The Board of Directors shall have the following faculties, in an enunciated but not limited manner: to withdraw from all kind of actions, even Amparo suits; to settle; to bind themselves/himself/herself in arbitration; to prepare and answer interrogatories; to make assignments of assets; to challenge judges; to receive payments and to carry out all types of activities expressly permitted by Law, including to represent the Company before all kind of judicial, administrative, criminal, civil and other authorities, with the faculty to file suits and criminal actions, to pardon, to be a victim of an offense or to help the Government Attorney in criminal procedures, before all kind of authorities and before labor courts.

II. General power of attorney for acts of administration as set forth in paragraph second of Article 2554 of the Civil Code for the Federal District, together with the corresponding articles of the Civil Codes for the States of the Republic.

III. General power to appoint and remove the General Director and any of the other General or Special Directors or Managers, as well as other officers, attorneys, agents and employees of the Company; to determine their faculties, work conditions and remuneration.

IV. To acquire and transfer shares and interests in other companies, in the understanding that the Board of Directors shall need to be priory authorized by the General Ordinary Meeting of Shareholders for the acquisition or transfer of shares or to exercise the right of retirement exclusively in the following cases:

1. When the acquisition value of the shares of other company, by virtue of one or more simultaneous or successive acquisitions, exceed from the twenty percent of the value of the capital stock of the Company, according to the last financial position statement. The approval of the General Ordinary Meeting of Shareholders shall not be required while acquiring shares or interests in other companies, whose activities are coincident with industrial, commercial or services activities of this Company.

2. When the transfer value of the shares of other companies, by virtue of one or more simultaneous or successive acquisitions, exceeds from the twenty percent of the net assets, according to the statement of financial position of the Company. The General Ordinary Meeting of Shareholders shall be called in the event of transfer of shares or interests, if such transfer implies, by virtue of one or more simultaneous or successive operations, the loss of the control of the Company, whose activities are coincident with the industrial, commercial or services activities of this Company; and

3. To exercise, in terms of Article 220 of the General Law of Commercial Companies, the right of retirement that may correspond to the shares of the variable part of the capital stock, when such variable part represents, by virtue of one or various simultaneous or successive acts, the reimbursement of shares whose value exceeds twenty percent of the net assets of the Company, as set forth in the last financial position statement. The approval of the General Ordinary Meeting of Shareholders shall be required in the event such retirement implies, by virtue of one or various simultaneous or successive acts, the loss of the control of the company whose activities are coincident with the industrial, commercial or services activities of this Company.

V. General power of attorney for acts of dominion, without limits, in terms of the third paragraph of Article 2554 of the Civil Code for the Federal District, together with the corresponding articles of the Civil Codes for the States of the Republic.

VI. To issue, subscribe, grant special endorsements and in any other manner negotiate all kind of credit instruments, in terms of Article 9 of the General Law of Credit Instruments and of Credit Operations.

VII. To open and close bank accounts or with any other financial intermediary, as well as to make deposits and withdrawals.

VIII. To call general ordinary, extraordinary and special meetings of shareholders, in the cases set forth by these By-laws or by the General Law of Commercial Companies, or as may be deemed convenient to fix the date and hour in which such meetings must be hold and to execute their resolutions.

IX. To prepare labor internal regulations.

X. To appoint and remove external auditors of the Company.

XI. To establish branches and agencies of the Company in any part of the Republic of Mexico or abroad.

XII. It shall be an exclusive and non delegable faculty of the Board of Directors to determine the sense in which the votes corresponding to the shares owned by the Company must be issued in the Meetings of Shareholders of the companies in which the Company is the majority shareholder. The Company may designate in such companies one Proprietary and Alternate Director, and one Proprietary or Alternate Examiner, from the persons that have been designated by the minority shareholders of this Company that are the holders of 14% of the capital stock. The Board of Directors shall require the prior approval of the General Meeting of Shareholders to vote the shares of such companies in merger or splitting matters.

XIII. To confer and revoke general or special power of attorneys with the faculty of substitution, except for those faculties whose exercise correspond exclusively to the Board of Directors by Law or by these By-laws and by reserving always the exercise of such faculties.

XIV. To carry out all the acts authorized by these By-laws or that are the consequence of such acts.

XV. To authorize, in terms of article 14 Bis of the Market of Securities Law, the acquisition in the stock exchange of the shares representing the capital stock of the Company according to the applicable provisions, as well as its later location, as set forth in Article Eighth of these By-laws.

XVI. To establish Special Committees that are deemed necessary for the performance of the operations of the Company by fixing the faculties and obligations of such Committees, in the understanding that such Committees shall not have the faculties, that according to Law or to these By-laws, correspond exclusively to the General Meeting of Shareholders or to the Board of Directors.

                                   CHAPTER VII

                           SURVEILLANCE OF THE COMPANY

         ARTICLE THIRTY THIRD. The surveillance of the affairs of the Company shall be entrusted to one or more Proprietary Examiners and their alternates, who may or may not be shareholders, designated by the General Ordinary Meeting of Shareholders. The Examiners and their corresponding alternates shall be chosen annually and may be re-elected one or more times and shall hold office until their successors have been elected and taken office.

         The Examiners shall have the powers and duties vested in them under
Article 166 of the General Law of Commercial Companies.

         All shareholders or group of shareholders holding 14% (Fourteen percent) of the capital stock of the Company shall have the right to designate an Examiner.

         This Article shall only be modified by means of the favorable vote of the shares representing 90% of the capital stock of the Company.

XII.     MINUTES THAT ARE OFFICIALLY RECORDED.
         ------------------------------------

The appearing person exhibits the Minutes of the General Extraordinary Shareholders Meeting of the company named "GRUPO SYR", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, held on August twenty eighth, of the year two thousand, that is in page twenty nine, and in the Attendance List, same that are attached hereto as Appendix "B", and that are totally transcribed as follows:

"GENERAL EXTRAORDINARY SHAREHOLDERS MEETING OF GRUPO SYR, S.A. DE C.V.

In the city of Mexico, Federal District, at 10:00 A.M on August 28, 2000, there met at the corporate domicile of Grupo SYR, S.A. de C.V., the shareholders of the Company, whose names and signatures appear in the Attendance List that was prepared, with the purpose of holding a General Extraordinary Shareholder's Meeting of the Company. It is certified that the corresponding calls were published with the anticipation set forth in the By-laws of the Company, same that are attached to these Minutes.

Mr. Miguel Irurita Tomasena, designated by the majority of shareholders, presided over the Meeting and Mr. Ricardo Martinez Cruz, who is the Secretary of the Company, acted with such character.

The Chairman designated Miss Rebeca Nicholson Castro and Mr. Marco Polo Castro Perez as Tellers, who accepted their appointments and in the discharge of their duties proceeded to review the Shareholder's Registry Book and prepared the Attendance List in which they certify that 99.80% (ninety nine point eighty percent) of the subscribed and paid in shares, entitled to vote, representing the capital stock of Grupo SYR, S.A. de C.V., was present or represented in the Meeting.

Whereas the necessary quorum set forth in article 190 of the General Law of Commercial Companies exists, the Chairman declared the Meeting legally convened and valid the resolutions adopted with the favorable vote of for at least 75% (seventy five percent) of the shares representing capital stock of the Company, and thereupon, read the following:

                                     AGENDA

I. Proposal, discussion and, as the case may be, approval of the re-classification of the capital stock of the Company.

II. Submission, discussion and, as the case may be, approval of the proposal to merge Grupo Elektra, S.A. de C.V. and Grupo SYR, S.A. de C.V., disappearing the first, as merged company and subsisting the latter as merging company.

III. Proposal, discussion and, as the case may be, approval of the change of name of the Company.

IV. Proposal, discussion and, as the case may be, approval of the total amendment of the Bylaws of the Company.

V. Discussion and, as the case may be, approval to carry out a share re-structure of the Company.

VI. Discussion and, as the case may be, approval to carry out the exchange of shares of the Company as a consequence of the merger.

VII. Discussion, ratification and, as the case may be, designation of the new members of the Board of Directors and Examiners of the Company, as well as the approval of their remuneration.

VIII. Designation of special delegates of the meeting to go before notary public of its election to record officially the Minutes and to register, as the case may be, before the public registry of property and of commerce, the resolutions of the meeting, as well as to execute any other transaction related with the meeting.

Once the items on the Agenda were unanimously approved, the Meeting proceeded to deal with such items.

Regarding the first item of the Agenda, the Chairman explained the shareholders about the convenience to re-structure the share composition of Grupo SYR, S.A. de C.V. in order to facilitate the administrative management of the books of the Company. To carry out the above mentioned, the Chairman proposes the shareholders to reduce the number of outstanding shares of Grupo SYR. S.A. de C.V., from 4,268,489,000 shares that are actually in circulation to 3,511,597,705 shares, which will represent a retirement and cancellation of 756,891,295 shares equivalent to 17.73% (seventeen point seventy three percent).

Likewise, the Chairman stated the shareholders that such cancellation and retirement in the number of shares will not affect their contribution percentages both in the minimum fixed capital stock as in the variable part of the capital stock of the Company. The Chairman continues stating that in virtue that the shares representing capital stock have no par value, the retirement and cancellation of their shares do not imply a reduction to the capital stock amount.

After discussion, the shareholders unanimously vote and take the following resolutions:

                                   RESOLUTIONS

"1. It is to be authorized and is authorized the retirement and cancellation of 756,891,295 outstanding shares of Grupo SYR, S.A. de C.V. in order to facilitate the administrative management of the books of the Company and without such retirement and cancellation of shares implying a reduction of capital stock as a re-classification of the number of shares of the Company, to remain integrated of 3,511,597,705 shares of which: (i) 82,267,933 are Series "B", Class I, common, registered, non par value shares representing the minimum fixed capital stock of the Company; and (ii) 3,429,329,772 are Series "B", Class II, common, registered, nor par value shares representing the variable capital stock of the Company distributed as follows:

SHAREHOLDERS                     SERIES "B" SHARES
------------                     -----------------
                    CLASS 1         CLASS 2              TOTAL              PARTICIPATION
Grupo Elektra,
S.A. de C.V.        77,654,916      3,429,329,724        3,506,984,640      99.86863349


Pedro Padilla
Longoria                            12                   12                 0.00000033


Jorge Padilla
Trujillo                            12                   12                 0.00000033

Gabriel Roqueni
Rello                               12                   12                 0.00000033

Pablo Hernandez
Guerrero                            12                   12                 0.00000033

Casa de Bolsa
Banorte, S.A. de
C.V.                10,670                               10,670             0.00030385

Casa de Bolsa
Bancomer, S.A.
de C.V.             7,815                                7,815              0.00022256

Acciones y
Valores de
Mexico, S.A. de
C.V.                746,961                              746,961            0.02127125

Bursamex, S.A.
de C.V.             27,079                               27,079             0.00077112

Casa de Bolsa
Santander
Mexicano, S.A.
de C.V.             26,584                               26,584             0.00075704

IXE Casa de
Bolsa, S.A. de
C.V.                29,213                               29,213             0.00083191

Casa de Bolsa
Inverlat, S.A. de
C.V.                15,975                               15,975             0.00045492

Valores
Mexicanos, Casa
de Bolsa, S.A. de
C.V.                102,531                              102,531            0.00291979

CBI Casa de
Bolsa,
S.A. de C.V.        196,620                              196,620            0.05059917

GBM Grupo
Bursatil            121,413                              121,413            0.00345748
Mexicano, S.A.
de C.V. Casa de
Bolsa               8,620                                8,620              0.00024547


Grupo Financiero    238                                  238                0.0000677
Fina Value


Interacciones       214,759                              214,759            0.0061157
Casa de Bolsa,
S.A. de C.V.

Casa de Bolsa
Arka, S.A. de       17,245                               17,245             0.00049109
C.V.
Inversora
Bursatil,
S.A. de C.V.        3,761                                3,761              0.00010709

Multivalores
Casa de Bolsa,      40,023                               40,023             0.00113975
S.A. de C.V.

Operadora de
Bolsa Serfin,       27,869                               27,869             0.00079363
S.A. de C.V.
Casa de Bolsa
                    337,806                              337,806            0.00961973

Casa de Bolsa
BBV Probursa,
S.A. de C.V.        4,414                                4,414              0.00012569


Citibank Mexico,
S.A.                3,747                                3,747              0.00010671

                    615,197                              615,197            0.01751901
Banco Union,
S.A.
                    1,442,449                            1,442,449          0.04107671



Banco
Internacional,      301,101                              301,101            0.00857446
S.A.

                    6,897                                6,897              0.00019642
Bancomer, S.A.

Banco Nacional                                           164,172            0.00467514
de                  164,172
Mexico, S.A. de
C.V.

                    1,645                                1,645              0.00004685

Banco Industrial,
S.A. de C.V.

                    134,984                              134,984            0.00384394
Otros               -------         ----------------     -------            ----------

TOTAL:


                    82,267,933      3,429,329,772     3,511,597,705            100%





"2. The Secretary of the Company is instructed to make the corresponding entries in the Shareholders Registry Book of the Company by showing the retirement and cancellation of the outstanding 756,891,295 shares approved as set forth in the resolution number first above."

II. Submission, discussion and, as the case may be, approval of the proposal to merge Grupo Elektra, S.A. de C.V. and Grupo SYR, S.A. de C.V., disappearing the first, as merged company and subsisting the latter as merging company.

About the second item on the Agenda, the Chairman of the Meeting explained the shareholders the convenience of merging Grupo Elektra, S.A. de C.V. with Grupo SYR, S.A. de C.V., extinguishing the first as merged company and subsisting the latter as merging company. The Chairman continues exposing that the merger must be carried out taking into account that the patrimony of Grupo Elektra, S.A. de C.V. will be incorporated with all its properties, rights and obligations to Grupo SYR, S.A. de C.V., that the merger must be effective among the parties three months after the corresponding resolution is recorded in the Public Registry of Commerce and that for that the data and figures of the balance sheets of the companies as of June 30, 2000 will be taken into consideration while taking the decision of such merger. Likewise, the Chairman of the Meeting explained the shareholders that as a consequence of the merger, it will be necessary to increase the capital stock of Grupo SYR, S.A. de C.V.

In virtue of the foregoing and after a discussion, the Meeting unanimously approved the following:

                                   RESOLUTIONS

"1. It is to be authorized and is authorized the balance sheet of the Company as of June 30, 2000, that shows that the net assets are of $4,893,989,000.00 (Four thousand eight hundred and ninety three million nine hundred and eighty nine thousand pesos 00/100 Mexican Currency)."

"2. Based in article 222 of the General Law of Commercial Companies, it is approved the merger of Grupo Elektra, S.A. de C.V. with Grupo SYR, S.A. de C.V., disappearing the first as merged company and subsisting the latter as merging company taking into account the data and figures of the balance sheets of both Companies as of June 30, 2000."

"3. As a consequence of the merger of Grupo Elektra, S.A. de C.V. and of Grupo SYR, S.A. de C.V., the latter absorbs all the patrimony of the first company, in a universal title, i.e., all its assets, passives, shares, rights, obligations and responsibilities, as well as all that pertains to the merging companies in fact or by law. It is particularly mentioned that Grupo SYR, S.A. de C.V., as merging company, expressly accepts to bind itself under the terms and conditions of the agreement named Indenture dated on March 22, 2000 executed by and between, Grupo Elektra, S.A. de C.V. as issuer, the restricted subsidiaries according to such Indenture as guarantors and The Bank of New York as fiduciary over 12% of Series "A" notes and over 12% of Series "B" notes, both notes due in the year 2008."

"4. Complying with what it is set forth in article 223 of the General Law of Commercial Companies, the related merging resolutions and the balance sheets of the companies as of June 30, 2000 must be published in the Federal Official Gazette and once formalized, to record such resolutions in the Public Registry of Commerce of the Federal District."

"5. The merger shall be effective among the parties, its shareholders as well as before third parties three months after the registration of the merging resolutions at the Public Registry of Commerce of the corporate domicile is carried out, according to what it is set forth in article 224 of the General Law of Commercial Companies."

"6. In terms of article 11 of the Federal Tax Code, the fiscal year of Grupo Elektra, S.A. de C.V. shall terminate in advance, simultaneously at the moment the merger is effective and the merging company must present the corresponding returns of the merged company."

"7. After the merger is effective, Grupo Elektra, S.A. de C.V. must be cancelled as taxpayer as set forth in the corresponding tax laws and all its books, registries and documents, as well as the accounting in general must be cancelled, and will be kept by the merging company for all the legal effects that may take place."

"8. It is to be authorized and is authorized the Merger Covenant between Grupo SYR, S.A. de C.V. and Grupo Elektra, S.A. de C.V. to remain drafted as follows:

                                 MERGER COVENANT

FIRST. Based in article 222 of the General Law of Commercial Companies, it is approved the merger of Grupo Elektra, S.A. de C.V. with Grupo SYR, S.A. de C.V., disappearing the first as merged company and subsisting the latter as merging company taking into account the data and figures of the balance sheets of both Companies as of June 30, 2000.

SECOND. As a consequence of the merger of Grupo Elektra, S.A. de C.V. and of Grupo SYR, SA. de C.V., the latter absorbs all the patrimony of the first company, in a universal title, i.e., all its assets, passives, shares, rights, obligations and responsibilities, as well as all that pertains to the merging companies in fact or by law. It is particularly mentioned that Grupo SYR, S.A. de C.V., as merging company, expressly accepts to bind itself under the terms and conditions of the agreement named Indenture dated on March 22, 2000 executed by and between, Grupo Elektra, S.A. de C.V. as issuer, the restricted subsidiaries according to such Indenture as guarantors and The Bank of New York as fiduciary over 12% of Series "A" notes and over 12% of Series "B" notes, both notes due in the year 2008."

THIRD. Complying with what it is set forth in article 223 of the General Law of Commercial Companies, the related merging resolutions and the balance sheets of the companies as of June 30, 2000 must be published in the Federal Official Gazette and once formalized, to record such resolutions in the Public Registry of Commerce of the Federal District.

FOURTH. The merger shall be effective among the parties, its shareholders as well as before third parties, three months after the registration of the merging resolutions at the Public Registry of Commerce of the corporate domicile is carried out, according to what it is set forth in article 224 of the General Law of Commercial Companies.

FIFTH. In terms of article 11 of the Federal Tax Code, the fiscal year of Grupo Elektra, S.A. de C.V. shall terminate in advance, simultaneously at the moment the merger is effective and the merging company must present the corresponding returns of the merged company.

SIXTH. Simultaneously or after the merger is effective, Grupo Elektra, S.A. de C.V. must be cancelled as taxpayer as set forth in the corresponding tax laws and all its books, registries and documents, as well as the accounting in general must be cancelled, and will be kept by the merging company for all the legal effects that may take place.

"9. It is taken note that on April 13, 2000, the Comision Federal de Competencia issued the official letter contained in file number CNT-35-2000 in which such entity stated that it does not object to the merger as it is spread upon the record."

"10. As a consequence of the approved merger, the capital stock of Grupo SYR, S.A. de C.V. is increased in the amount of $6,429,000.00 (Six million four hundred and twenty nine thousand pesos 00/100 Mexican Currency) by issuing 108,419,158 Series "B", Class "I" non par value, common registered shares, representative of the fixed minimum capital stock of the Company, which correspond to Grupo Elektra, S.A. de C.V. to reflect the additional investment that such shareholder has in Comunicaciones Avanzadas, S.A. de C.V.

In virtue of the foregoing, the total capital stock of the Company increases to the amount of $5,045,089,000.00 (Five thousand forty five million and eighty nine thousand pesos 00/100 Mexican Currency) represented by 3,620,016,863 shares."

"11. The Secretary of the Company is instructed to carry out the corresponding entries in the Shareholders Registry Book reflecting the increase in the capital stock approved according to the eighth resolution, above."

III. Proposal, discussion and, as the case may be, approval of the change of name of the Company.

Regarding the third item on the Agenda, the Chairman explained the shareholders that it should be convenient to change the name of the company to "GRUPO ELEKTRA" followed by the words "Sociedad Anonima de Capital Variable" or its abbreviation "S.A. de C.V."

After discussion, the shareholders unanimously took the following:

                                   RESOLUTION

"1. It is to be authorized and is authorized that as of the merger is effective the Company will change its name from "Grupo SYR, S.A. de C.V." to "GRUPO ELEKTRA", followed by the words "Sociedad Anonima de Capital Variable" or of its abbreviation "S.A. de C.V., and therefore its article first of its By-laws will be modified, to remain drafted as follows:

"FIRST. The name of the Corporation is "GRUPO ELEKTRA" and shall be followed by the words "SOCIEDAD ANONIMA DE CAPITAL VARIABLE" or of its abbreviation "S.A. DE C.V.".

"2. Ricardo Martinez Cruz, Miguel Irurita Tomasena, Gerardo Correa Etchegaray, Rebeca Nicholson Castro, Marco Polo Castro Perez, Rodrigo Gaytan Huerta, Ricardo Gonzalez Camargo, Christian Guizar Jimenez, Carlos Zamarron Ontiveros and Pedro Resendez Bocanegra are designated, so that indistinctly, jointly or separately, in the name and representation of the Company go before the Foreign Relations Ministry to carry out the necessary acts to obtain the authorization to change the name of the Company, by authorizing them to delegate the above authorization on behalf of the juridical persons or individuals that are deemed convenient."

IV. Proposal, discussion and, as the case may be, approval of the total amendment of the By-laws of the Company.

Regarding the fourth item on the Agenda, the Chairman explained the shareholders that as a consequence of the resolutions taken in the above items, it is necessary to totally amend its By-laws and the Chairman submit the shareholders a project for its discussion.

Thereupon the project was read and after its discussion, the meeting unanimously take the following:

                                   RESOLUTION

"1. It is to be authorized and is authorized the total amendment of the By-laws of GRUPO SYR, S.A. de C.V. according to the text of the By-laws that is drafted as follows:

                                  CHAPTER FIRST

          NAME, CORPORATE PURPOSE, DURATION, DOMICILE AND NATIONALITY.

         ARTICLE FIRST. The name of the Corporation is "GRUPO ELEKTRA" and shall be followed by the words "SOCIEDAD ANONIMA DE CAPITAL VARIABLE" or of its abbreviation "S.A. DE C.V.".

         ARTICLE SECOND.  The corporate purpose is the following:

a) To incorporate, organize, participate and invest in the capital stock and patrimony of all type of mercantile and civil companies and associations, industrial, commercial and services enterprises, radio and tourist concessionaires and other kind of concessionaires, either national or from abroad, as well as in certificates of participation as permitted by law;

b) To acquire, transfer and in general negotiate with all type of shares, interests of partners, participation or interests and any other security permitted by law;

c) To issue, subscribe, accept, endorse, aval and negotiate with all type of credit instruments or bearer securities permitted by law;

d) To obtain and grant loans, with or without guarantee, that do not imply the execution of acts reserved to credit institutions under the Law of Credit Institutions;

e) To grant special endorsements, bonds and guarantees of any kind, real or personal, regarding the obligations of the Corporation or of third parties with which the Corporation has business relations;

f) To register, acquire, use and dispose of in any manner of patents, trademarks, trade names and copyrights, and

g) In general, to enter into any civil or mercantile acts and to execute all kind of agreements permitted by law for the performance of its corporate purpose.

         ARTICLE THIRD. The duration of the Corporation is of ninety nine years.

         ARTICLE FOURTH. The corporate domicile is the City of Mexico, Federal District. The Corporation may establish agencies or branches in or outside the United States of Mexico as well as to designate conventional domiciles, without such acts constituting a change of domicile.

         ARTICLE FIFTH.  The Corporation is of Mexican nationality.

         Any foreigner who, at the time of incorporation or thereafter, acquires an interest or participation in the Corporation shall be deemed by such simple fact to be a Mexican citizen with respect to said interest or participation, as well as to the assets, rights, concessions, participation or interests in which the Corporation holds title, or of the rights and obligations derived from the contracts with Mexican authorities in which the Corporation is a party, and shall be understood to have agreed not to invoke the protection of its Government under penalty, upon failure to comply with said agreement, of forfeiting such interest or participation in favor of the Mexican Nation.

                                 CHAPTER SECOND

                            CAPITAL STOCK AND SHARES

         ARTICLE SIXTH. The capital stock of the Corporation shall be variable, with a fixed minimum of One Hundred and Forty Nine Million Seven Hundred and Sixty Eight Thousand Eight Hundred and Forty Two pesos, Mexican currency, without the right of retirement, represented by four thousand twenty four million eight hundred and forty five thousand nine hundred and ninety common or ordinary, non par value Series "A and/or Series "B" shares and/or Series "L" shares with limited right to vote. The variable part of the capital stock shall not have limits and shall be represented by shares of equal characteristics.

         The variable part of the capital stock in any case shall exceed of the equivalent amount of ten times the minimum fixed part of the capital stock.

         The capital stock of the Corporation shall be divided in series and may be acquired by Mexican or foreign individuals or juridical persons. In the event the shares are subscribed by foreigners, they must agree in what it is set forth in article fifth of these By-laws.

         Series "A" and "B" shares shall be integrated by common or ordinary shares and may be freely subscribed.

         Series "A" and "B" shares entitled to vote shall represent for at least a seventy five percent of the total amount of the capital stock.

         Series "L" shares shall be integrated by shares with limited right to vote and may be freely subscribed and in any case, they shall represent more than twenty five percent of the total amount of the capital stock.

         Series "L" shares with limited right to vote is considered as neutral investment. Series "L" shares shall not be taken into account to determine the amount and proportion of the foreign investment participation in the capital stock of the Corporation as set forth in chapter second, title fifth of the Foreign Investment Law.

         The Corporation may issue non-subscribed shares of any Series that shall integrate the capital stock and shall be kept in the Treasury of the Corporation, to be delivered upon the moment of their subscription. The Corporation may issue non-subscribed shares of any series representing the capital stock, for its public bid, in the terms and conditions set forth in
Article 81 of the Securities Market Law. In this last case to facilitate the Public Bid, the shareholders must expressly waive their right of preference referred to in Article one hundred and thirty two of the General Law of Commercial Companies in the Extraordinary Shareholders Meeting that decides over the issuance of such non-subscribed shares. Such decision shall be also applied to all the shareholders that have not attended the Meeting and the Corporation shall be free to locate the shares among the public investors, without making the publication referred to in the article mentioned above. When a minority, representing for at least twenty five percent of the capital stock, vote against the issuance of non-subscribed shares, such issuance may not be carried out.

         ARTICLE SEVENTH. Within the corresponding Series, each share shall confer their holders equal rights and obligations. Series "A" and "B" shares shall confer a right to vote in the Shareholders Meetings. Series "L" shares with limited right to vote shall have the right to attend and to vote per each share exclusively in Special Meetings of such Series and in Extraordinary Shareholders Meetings while dealing with the following matters: (i) transformation of the Corporation; (ii) merge with other Corporation or companies, when the Corporation is being merged; (iii) cancellation of the issuance of Series "L" shares in the Securities or Special Sections of the Registro Nacional de Valores e Intermediarios (National Register of Securities and of Intermediaries) or in other national or foreign Stock Exchange in which such shares are registered.

         Series "L" shares, by means of a resolution adopted by a Special Meeting called for such effect, shall have the right to designate one member of the Board of Directors. The designation shall be notified to the General Ordinary Shareholders Meeting in the terms agreed at the corresponding Special Meeting.

         Series "L" shares, with limited right to vote, shall confer the same pecuniary or patrimonial rights of the ordinary shares, including its participation in profits and a preferential right to subscribe the new shares of such Series that are issued for payment in cash or in kind in the proportion that may correspond to them.

         ARTICLE EIGHTH. In terms of Article fourteen bis, Section I of the Securities Market Law, the Corporation may acquire through the stock exchange at the market price, prior to the resolution of the Board of Directors, shares representing its capital stock, without being applicable to the prohibition set forth in the first paragraph of article 134 of the General Law of Commercial Companies, provided that the acquisition shall be carried out on account of the capital stock and, in its case, on account of the reserve coming from net profits that shall be designated as reserve for the acquisition of its own shares. The General Ordinary Shareholders Meeting shall fix the amount of the capital stock that may be affected to the purchase of its own shares as well as the amount of the corresponding reserve, that was created for such effect by the same Meeting, with the only limit that the summing up of the funds destined to such purpose, in any case shall exceed the total balance of the net profits of the Corporation.

         The acquisition of its own shares shall be carried out by affecting the capital stock account per an amount equaled to the par value of the acquired shares or while dealing with non par value shares, by the equivalent amount of its theoretical value, in the understanding that such theoretical value is the quotient resulting from dividing the capital stock between the number of fully paid shares of the Corporation. The remnant shall be charged to the reserve for the acquisition of its own shares.

         In the event that the price of acquisition of the shares is inferior to the par value of the theoretical value of the titles, the account of the capital stock shall be only affected with the equivalent amount of the par value or of the theoretical value of the acquired shares, as the case may be.

         As a consequence of the acquisition of its own shares, the Corporation shall reduce the capital stock in the same date of its acquisition and, in its case, it shall simultaneously affect the reserve for the acquisition of its own shares, by converting the acquired shares into treasury shares.

         Treasury shares may be located among public investors and their product shall be applied to increase the capital stock of the Corporation for an amount equivalent to the par value or the theoretical value of such shares, reconstituting the reserve for the acquisition of its own shares with the exceeding amount, if there is an exceeding amount. In its case, the income generated by the difference between the product of the location and the price of acquisition must be registered in the account named premium for the subscription of shares.

         Reductions and increases to the capital stock derived from the acquisition and location of shares referred to herein, shall not require the resolution of the Shareholders Meeting or of the Board of Directors.

         Under no circumstances, the acquisition of its own shares may exceed from the percentages authorized in the third section of article fourteen bis of the Securities Market Law while dealing with shares not entitled to vote, or with shares limited in other corporate rights, or shares with limited right to vote different from those set forth in article one hundred and thirteen of the General Law of Commercial Companies.

         The acquisition and location of the shares set forth in this article, the reports that over such shares are to be submitted to the General Ordinary Shareholders Meeting, the revealing provisions contained in the financial information, as well as the way and terms in which these operations are revealed to the National Commission of Securities, to the corresponding Stock Exchange and to public investors, shall be subject to the general provisions issued by such Commission.

         ARTICLE NINTH. The Corporation must have a Share Registry Book according to articles one hundred and twenty eight and one hundred and twenty nine of the General Law of Commercial Companies. Such book may be carried out by the Secretary of the Board of Directors of the Corporation, by any institution duly authorized for the deposit of securities, by a credit institution, or by the person designated by the Board of Directors. The Corporation shall consider as holder of the shares the person registered in the book aforementioned.

         The Share Registry Book shall remain closed during the periods comprehending between the fifth business day prior to the holding of any Shareholders Meeting, until the date of its holding, inclusively. During such periods no registrations shall be made in the book.

         ARTICLE TENTH. The companies in which the Corporation is the majority holder of their shares or interests must not, directly or indirectly, invest in shares representing the capital stock of the Corporation, nor of any other company that is the majority shareholder of the Corporation, or even if it is not the majority holder, such companies know that the other company is shareholder of the Corporation.

                                  CHAPTER THIRD

                     INCREASE AND REDUCTION OF CAPITAL STOCK

         ARTICLE ELEVENTH. Increases in the minimum part of the capital stock without the right of retirement shall be carried out by resolution of the General Extraordinary Shareholders Meeting, being necessary in those cases to amend these By-laws. The variable part of the capital stock of the Corporation may be increased without modifying the By-laws, by resolution of the General Ordinary Shareholders Meeting. In both cases, the corresponding Minutes of the Meeting shall be recorded officially before Notary Public. The Shareholders Meeting shall fix the terms and basis in which such increase shall be carried out, taking into account in every case what it is set forth in Article Sixth of these By-laws.

         Shares issued to represent an increase in the variable part of the capital stock that, by resolution of the Meeting deciding its issuance, must remain deposited in the Treasury of the Corporation to be delivered upon their subscription, may be offered for their subscription and payment by the Board of Directors in terms of the faculties granted to it by the Shareholders Meeting.

         The shareholders shall have the preferential right in proportion to the number of shares they are holders, within the corresponding Series, to subscribe the shares that are issued or that are put into circulation as a consequence of a capital stock increase. This right must be exercised within the following fifteen calendar days counted as of the date in which the corresponding resolutions are published in the Federal Official Gazette and in one of the newspapers of broad circulation in the domicile of the Corporation, or as of the date in which the Shareholders Meeting held, in the event the total amount of shares in which the capital stock is divided is present or represented in such Meeting.

         If after the maturity of the term to exercise the preferential right, still remain shares without being subscribed, these may be offered for their subscription and payment to the shareholders of other Series of shares, indistinctly, within an additional term of fifteen days following the date in which the term stated in the immediate paragraph is concluded. In the event that after the terms above mentioned for the subscription and payment of the shares by the shareholders, still remain shares without subscription, these shares may be offered for their subscription and payment to third parties, in the conditions and terms fixed by the same Meeting that has decided the increase of the capital stock, or in the terms that the Board of Directors so decides, or in the terms determined by such Meeting, in the understanding that the price in which such shares are offered shall not be inferior to the price in which they were offered to the shareholders of the Corporation for their subscription and payment.

         All increases of capital stock must be registered in the Book of Variations of Capital Stock that shall be carried by the Corporation.

         ARTICLE TWELFTH. The minimum fixed portion of the capital stock may only be reduced by resolution of the General Extraordinary Shareholders Meeting and the consequent amendment of these By-laws, complying in every case with what it is disposed in article nine of the General Law of Commercial Companies. The Minutes of such Meeting must be recorded officially before Notary Public and the corresponding deed must be registered in the Public Registry of Property and of Commerce of the corporate domicile.

         Reductions of the variable part of the capital stock may be carried out by resolution of the General Ordinary Shareholders Meeting. The corresponding Minutes must be recorded officially before Notary Public, without need of registering the corresponding deed in the Public Registry of Property and of Commerce.

         Reductions of the capital stock may be carried out to absorb losses, to reimburse the shareholders or to release them of exhibitions not carried out as well as in the event they exercise the right of retirement of the shares of the variable part of the capital stock. In any case the capital stock may be reduced to less than the minimum fixed capital stock.

         Reductions of the capital stock to absorb losses shall be carried out proportionately in the minimum fixed and variable parts of the capital stock, without need to cancel the shares, in virtue that these are non par value shares.

         Shareholders have the right to retire all or part of their contributions represented by shares of the variable part of the capital stock provided that, in addition of being subject to articles two hundred and twenty and two hundred and twenty one of the General Law of Commercial Companies, the reimbursement of the shares subject matter of the retirement shall be carried out at the lowest value resulting from: (i) ninety five percent of the value quoted at the Stock Exchange, obtained from the average of operations that are carried out during the thirty days in which the shares of the Corporation are quoted, prior to the date in which the retirement is effective; (ii) and the net assets of the shares, according to the corresponding financial position statement of the closing of the fiscal year in which the retirement must be effective prior the General Ordinary Shareholders Meeting approval.

         The reimbursement shall be eligible to the Corporation as of the following day to the holding of the Ordinary Shareholders Meeting that has approved the Statement of Financial Position corresponding to the fiscal year in which the retirement must be effective.

         Every reduction in the capital stock must be registered in the Book of Variations of Capital Stock carried out by the Corporation.

         Prior the approval of the General Extraordinary Shareholders Meeting, the Corporation may redeem its shares with profits to be distributed subject to the rules established in Article one hundred and thirty six of the General Law of Commercial Companies.

         ARTICLE THIRTEENTH. The final certificates and the provisional certificates representing the shares shall be registered shares and may cover one or more shares and shall contain the requirements set forth in Article 125 of the General Law of Commercial Companies, the indication of the series that correspond to them, the whole text of Article Sixth of these By-laws and the text of section first of article twenty seven of the Constitution and shall be signed by two members of the Board of Directors. Such signatures may be autograph signatures or can be pressed in facsimile, under the condition, in the latter case, that the original of the corresponding signatures is deposited in the Public Registry of Commerce of the corporate domicile. Final certificates may have attached registered numbered coupons determined by the Board of Directors.

         ARTICLE FOURTEENTH. If the shares of the Corporation are registered in the Securities Section of the Registro Nacional de Valores e Intermediarios (National Register of Securities and of Intermediaries) and consequently they may be quoted in the Stock Exchange and in the event that the Corporation, either by resolution adopted by the General Extraordinary Meeting or by the Comision Nacional Bancaria y de Valores (National Commission of Bank and of Securities) according to law, in which it is decided the cancellation of the registration of the shares in such Registry, the majority shareholders, if there are, prior to such cancellation shall be bound to carry out a purchase public bid directed to the minority shareholders of the Corporation, to the highest price resulting from the average price of the closing obtained from the operations carried out by the Stock Exchange during the thirty days in which such shares are quoted, prior the purchase public bid, or else, the net assets of the shares in terms of the quarterly report prior to such bid submitted to the Comision Nacional Bancaria y de Valores (National Commission of Bank and of Securities) and to the Bolsa Mexicana de Valores, Sociedad Anonima de Capital Variable or that price determined by the Comision Nacional Bancaria y de Valores (National Commission of Bank and of Securities) while considering the particular situation of the Corporation.

         The majority shareholders of the Corporation shall be exempted of the above obligation, if it is credited the total consent of the shareholders for the cancellation of the mentioned Registry. To amend these By-laws article, in addition to require the approval of the Comision Nacional Bancaria y de Valores (National Commission of Bank and of Securities), it shall be necessary that the Meeting resolving it counts with the probatory vote of for at least ninety five percent of the shares entitled to vote.

                                 CHAPTER FOURTH

                              SHAREHOLDERS MEETINGS

         ARTICLE FIFTEENTH. The General Meeting of Shareholders is the supreme organ of the Corporation. The Meetings of Shareholders shall be General or Special. The General Meetings shall be Extraordinary or Ordinary.

         General Extraordinary Shareholders Meeting shall be called to deal with any of the items set forth in Article one hundred and eighty two of the General Law of Commercial Companies or to agree about the cancellation of the registration of the shares of the Corporation in the securities or special sections of the Registro Nacional de Valores e Intermediarios (National Registry of Securities and of Intermediaries) and in any stock exchange, either national or from abroad, in which they are registered except for quotation systems or other markets non organized as stock exchanges. All other General Meetings shall be Ordinary Meetings.

         The Special Meetings shall be the ones assembled exclusively to deal with matters affecting the rights of one series of shares and shall be subject to the applicable provisions of Extraordinary Meetings according to what it is set forth in article one hundred and ninety five of the General Law of Commercial Companies.

         ARTICLE SIXTEENTH. The calls for Shareholders Meetings must be done by the Board of Directors or by any of the Examiners.

         Shareholders representing for at least thirty three percent of the capital stock while dealing with matters in which Series "L" shares are entitled to vote; or shareholders representing for at least thirty three percent of the ordinary Series "A" and "B" shares while dealing with matters in which Series "L" shares are not entitled to vote, may request in writing, iii any moment, to the Board of Directors or to the Examiners the call of a General Shareholders Meeting to discuss the items specified in their application. Any holder owner of one share shall have the same rights in any of the cases established in Article one hundred and eighty five of the General Law of Commercial Companies. If the Meeting is not called within the following fifteen days counted as of the date of its application, a Judge of First Instance or a District Judge of the domicile of the Corporation shall call the Meeting upon the request of any of the interested parties, who may exhibit their share certificates for such purpose.

         ARTICLE SEVENTEENTH. Calls for Shareholders Meetings must be published in the Federal Official Gazette or in one of the newspapers of broader national circulation in the corporate domicile, with for at least fifteen calendar days prior to the date fixed for the Meeting. Calls may contain the Agenda and must be signed by the person or persons that prepare them, in the understanding that if the Board of Directors make such calls, the signatures of the President or of the Secretary of such Board shall be sufficient. The Meetings may be held without the publication of the corresponding call, if all the shares representing the capital stock of the Corporation are present or represented at the moment of voting.

         Meetings may only deal with matters contained in the Agenda of the corresponding call.

         ARTICLE EIGHTEENTH. To attend the Meetings, shareholders must exhibit the corresponding admission card that shall be issued by the Corporation only upon the application of the persons that are registered as holders in the Register of Common Shares of the Corporation, with for at least twenty four hours prior to the hour set forth for the holding of the Meeting, together with the deposit in the Secretariat of the Corporation of the corresponding certificates or titles of shares or of the certificates or the deposit evidence of such securities by an institution for the deposit of securities, by a credit institution, either national or from abroad, or by authorized stock exchanges. All shares deposited in the Corporation in order to attend the Meetings, against the delivery of a voucher issued to the shareholder, shall not be returned until such Meetings are hold.

         ARTICLE NINETEENTH. Shareholders may be represented in the Meetings by the person or persons designated by means of a simple power of attorney signed before two witnesses.

         The Board of Directors members and the Examiners may not represent the shareholders in any Meeting.

         ARTICLE TWENTIETH. The Minutes of the Shareholders Meetings shall be entered into the corresponding book and shall be signed by the Chairman and the Secretary of the Meeting, as well as by the Examiner attending the Meeting.

         ARTICLE TWENTY F1RST. The Meetings shall be presided over by the President of the Board of Directors and, in his absence, by the person designated by the majority of votes of the shareholders that are present or represented.

         As Secretary of the Shareholders Meeting shall act the person occupying equal duty in the Board of Directors and, in his absence, the person designated by the majority of votes of the shareholders that are present or represented. The Chairman shall designate two Tellers to count the shares that are present or represented.

         ARTICLE TWENTY SECOND. General Ordinary Shareholders Meetings shall be hold for at least once a year within the following four months to the closing of each fiscal year.

         In addition to the items set forth in the Agenda, General Ordinary Shareholders Meeting must: (i) discuss, approve or modify and solve everything that is related to the Board of Directors Report over the financial situation of the Corporation and other accounting documents, including the Examiners report referred to in article 166 (one hundred and sixty six) of the General Law of Commercial Companies; (ii) know the report referred to in article 172 (one hundred and seventy two) of the General Law of Commercial Companies of the immediate preceding fiscal year, corresponding to controlled companies in which the Corporation is entitled to the majority of the shares or interests, when the value of the investments in each one of them exceeds 20% (twenty percent) of the net assets, in terms of the financial position statement of the Corporation at the closing of the corresponding fiscal year; (iii) decide over the application of profits, and, as the case may be; (iv) designate the Board of Directors members, the Secretary, the Examiners, as well as to fix their remuneration.

         Series "L" Special Shareholders Meetings shall be held for at least once a year in order to designate one of the Board of Directors members.

         ARTICLE TWENTY THIRD. So that a General Ordinary Shareholders Meeting is considered legally convened by virtue of a first call, must be represented in it for at least fifty percent of the common or ordinary shares entitled to vote in which the capital stock is divided; and its resolutions shall be validly adopted while taken by the majority of votes represented in them.

         In the event of second or ulterior calls, General Ordinary Shareholders Meetings may be validly hold, notwithstanding the number of common or ordinary shares represented in the Meeting, and its resolutions shall be validly adopted while taken by the majority of votes of the common or ordinary shares represented in them.

         ARTICLE TWENTY FOURTH. So that an Extraordinary Shareholder Meeting called to deal with matters in which Series "L" shares are not entitled to vote is considered legally convened by virtue of a first call, must be represented in it for at least seventy five percent of the common or ordinary shares entitled to vote in which the capital stock is divided and their resolutions shall be validly adopted while taken with the favorable vote of common or ordinary shares entitled to vote and representing for at least fifty percent of the capital stock.

         In the event of second or ulterior calls, Extraordinary Shareholders Meetings called to deal with matters in which Series "L" shares are not entitled to vote, are considered legally convened when for at least fifty percent of all the common or ordinary shares in which the capital stock is divided is represented and their resolutions may be validly adopted while taken by the favorable vote of the common or ordinary shares entitled to vote representing for at least fifty percent of the capital stock.

         ARTICLE TWENTY FIFTH. So that an Extraordinary Shareholders Meeting called to deal with matters in which Series "L" shares are entitled to vote is considered legally convened by virtue of a first call, must be represented in it for at least seventy five percent of the shares in which the capital stock is divided and their resolutions shall be validly adopted while taken with the favorable vote of the shares representing for at least fifty percent of the capital stock, subject to what it is set forth in the following Article.

         In the event of second or ulterior calls, Extraordinary Shareholders Meetings called to deal with matters in which Series "L" shares are entitled to vote, are considered legally convened when for at least fifty percent of all the shares in which the capital stock is divided is represented, and their resolutions may be validly adopted while taken by the favorable vote of the shares that represent for at least fifty percent of all the capital stock, subject to what it is set forth in the following Article.

         ARTICLE TWENTY SIXTH. The favorable resolution of Series "L" Shareholders Special Meeting is needed to validly adopt the resolutions of General Extraordinary Shareholders Meeting relative to the cancellation of the registration of Series "L" shares of the Corporation in the securities and special sections of the Registro Nacional de Valores e Intermediarios (National Register of Securities and of Intermediaries) or in any stock exchange, either national or from abroad, in which they are registered, except for quotation systems or other markets non organized as stock exchanges.

                                  CHAPTER FIFTH

                          MANAGEMENT OF THE CORPORATION

         ARTICLE TWENTY SEVENTH. The management of the corporation shall be vested in a Board of Directors composed by nine proprietary members. If the Ordinary Meeting so agrees, alternate members exclusively for each proprietary member may be designated.

         From the nine Board of Directors members, eight shall be designated by the General Ordinary Shareholders Meeting and the remnant member shall be designated by Series "L" Special Shareholders Meeting.

         ARTICLE TWENTY EIGHTH. Each shareholder or group of shareholders representing with for at least ten percent of the capital stock, represented by shares entitled to vote, may designate a Proprietary member and in that case, they may not exercise their right to vote to designate Directors that correspond to majority shareholders. If any shareholder or group of shareholders exercise such right, the remnant shareholders shall only have the right to designate the number of missing members of the Board.

         The designation of members of the Board will be subjected, in any moment, to the provisions of article Nineteenth of these By-laws regarding the character of the persons that shall form part of the Board of Directors.

         ARTICLE TWENTY NINTH. From the nine designated members of the Board, five may be or may not be shareholders of the Corporation and may be officers, employees or directors of the same or of any of its affiliates, who shall be considered as Related Board members; the remnant four members must be Independent Directors.

         Independent Directors are personas of great experience, capacity and professional prestige and that are not found in any of the following assumptions, at the moment of their designation: (i) to be employee or director of the Corporation; (ii) without being employees or directors of the Corporation, they have the power to control the directors of the same Corporation; (iii) to be advisors of the Corporation or partners or employees of firms that are advisors or counselors of the Corporation or of its affiliates and that their incomes depend significantly of this contractual relation (significant income means an income representing more than 10% of the incomes obtained by the counselor or by the firm); (iv) to be clients, suppliers, debtors or creditors of the Corporation or partners or employees of a company that is an important client, supplier, debtor or creditor (in the understanding, that a client or a supplier is important when the sales of the Corporation represent more than 10% of the total sales of the client or of the supplier, respectively, as well as when the credit amount is more than 15% of the assets of the Corporation or of its counterpart); (v) to be employees of an endowed institution, university, civil corporation or association that receives important donations from the Corporation (donations are considered important when they represent more than 15% of the total donations received by the corresponding institution); (vi) to be General Director or officer of higher level in a company when the General Director or officer of higher level of the Corporation participate in the Board of Directors of such company; and (vi) be relative (up to third degree) or spouses of any of the persons mentioned in paragraphs (i) and (ii) above, or be relatives (up to first degree) or spouses of any of the persons mentioned in paragraphs (iii) through (vi) above. Any Board member that is in any of the assumptions above mentioned shall be considered as Related Director.

         Both, Independent Directors and Related Directors may have the character of Patrimonial Directors, in the understanding that Patrimonial Directors are those directors designated because of their character of significant shareholders (i.e., direct or indirect holders of for at least 2% of the capital stock of the Corporation), or those acting as mandatory of such significant shareholders.

         The Board of Directors members shall be elected for a one-year term as of the date of their appointments, and shall continue in office until their successors have been elected and have taken their office and shall receive the remuneration priory determined by the General Ordinary Shareholders Meeting.

         ARTICLE THIRTIETH. The Board of Directors, in its first session hold after the Shareholders Meeting has designated its members and if this Meeting has not designated its members, shall name among its members a President and, if it is deemed necessary, one or more Vice-presidents, a Treasurer and a Secretary, in the understanding that the Secretary may be or may not be a Board of Directors member. Temporal or definitive absences of the President shall be substituted by one of the Vice-presidents in the order of their designation, if they were elected, and in their absence, by any Director. The Board of Directors shall designate the person that shall substitute temporal or definitive absences of the Secretary.

         In such first Board of Directors session, once the Secretary is designated, he must provide the designated Directors for the first time a presentation and an induction to their new responsibility. As minimum, the Secretary must provide information regarding the Corporation, its financial situation and operational performances, as well as of the obligations, responsibilities and faculties that a Director has.

         Each Board of Directors member shall have the following obligations and shall apply the following principles: (i) to give notice to the President and Secretary of the Board of Directors about any situation from which may derive a conflict of interest and shall abstain from participating in the corresponding discussion; (ii) to use the assets or services of the Corporation only to comply with the corporate purpose and to define clear policies when such assets are exceptionally used for personal matters; (iii) to dedicate his duties the necessary time and attention by attending for at least to seventy five percent of the Meetings in which they are called; (iv) to maintain absolute confidence regarding all the information that may affect the operation of the Corporation, as well as of the discussions that are carried out by the Board of Directors;
(v) to be mutually informed about the relevant matters of the Corporation; (vi) to support the Board of Directors through opinions, recommendations and orientations that may derive from the analysis of the development of the Corporation, so that the decisions that are adopted are found duly grounded in professional criteria and of qualified personnel that count with a broader and independent point of view regarding the operations of the Corporation.

         The Corporation shall indemnify board of Directors members in case they incur in responsibility, without fault, dolus or negligence on their part, while performing their corresponding duties.

         ARTICLE THIRTY FIRST. The Board of Directors shall meet in the City of Mexico, Federal District, or in any other place within the United Mexican States.

         The Board of Directors may adopt resolutions without the need of holding a Board of Directors Session, provided that, such resolutions is ratified in writing unanimously by all of its members.

         Board sessions may be hold, in any time, when the President, two Directors or the Examiner calls them. Board of Directors Meetings calls must be in writing and must be sent by the Secretary to each Director with for at least ten calendar days prior to such session, by certified mail, by telegram, telex or telecopier to their domiciles or to the places that the Directors have established in writing for such purpose. The calls must specify the hour, date, place of meeting and the corresponding Agenda, and must be accompanied with the information that is relevant to take decisions according to the Agenda contained in the call. The Board may validly convene without need of a prior call when all the Board of Directors members is assembled.

         So that the Board of Directors Meeting is considered legally convened, the majority of the Directors have to be present and to validly adopt resolutions it is needed the favorable vote of the majority shareholders. In the event there is a tie vote, the President of the Board shall have the decisive vote.

         The Board of Directors must meet for at least four times each fiscal year to deal with any matter corresponding to their duties and, for at least once a year to define, review and approve the medium or long term strategy of the Corporation, as well as the budget for the following fiscal year.

         ARTICLE THIRTY SECOND. Of each Board Session the corresponding Minutes shall be drafted in the corresponding book in which are recorded the adopted resolutions that shall be signed by the President and the Secretary of the Session, as well as by the Examiner that attend such Session.

         The annual report that the Board of Directors prepares to the Shareholders Meetings must mention the names of the Directors that have the character of: (1) Independent Directors; and, (ii) Patrimonial Directors, indicating in this case, if we are dealing with Related or Independent Directors. The annual report must establish the duties of each Director as of that date.

         Likewise, the annual report that the Board of Directors shall submit to the Shareholders Meeting must contain a section including a report about: (i) the development of the best corporate practices of the Corporation during the corresponding fiscal year; (ii) relevant aspects of the duties of each intermediate organ of administration and the names of its members; and (iii) the professional profile of the Examiner of the Corporation.

         The annual report referred above mentioned, must be under the disposition of thc shareholders called to the corresponding General Shareholders Meeting.

         ARTICLE THIRTY THIRD. The President of the Board of Directors shall preside over the Board of Directors Sessions. In the absence of the President, such Sessions shall be presided over, in its case, by a Vice-president and, in his absence, by one of the members that the other persons attending the meeting may designate by majority of votes.

         Copies or evidences of the Board of Directors and of the Shareholders Meetings Minutes, as well as of the corresponding entries in non accounting corporate registries or books and, in general, of any document coming from any Corporate file, may be authorized and certified by the Secretary who, in case there is no other person designated for such purpose, shall be permanent delegate to concur before the Notary Public of his election to record officially the Minutes of the Shareholders Meetings and of the Board of Directors Meetings, as well as to grant as delegate, the powers of attorney conferred by the Shareholders Meetings and by the Board of Directors Meetings. Likewise, the Secretary shall be in charge of drafting and entering into the corresponding books the Shareholder's Meetings Minutes and the Board of Director's Meetings Minutes, as well as to make official copies and issue certificates of the Minutes and of the designations, signatures and faculties of the officers of the Corporation.

         ARTICLE THIRTY FOURTH. The Board of Directors shall have the following faculties:

1. General power of attorney for lawsuits and collections with all general faculties and those special faculties that may require a special clause according to Law, without limits, according to what it is set forth in the first paragraph of Article two thousand five hundred and fifty four of the Civil Code of the Federal District and the corresponding articles of the Civil Codes of the States of the Republic; as an illustrated but not limited manner, the attorneys-in-fact are empowered with the following authority: To exercise all kind of rights and actions before any Federal, State, Federal District and Municipal authority, either voluntary, contentious or mixed jurisdiction and before civil, judicial, administrative authorities or labor authorities, either Federal or State Boards of Conciliation or Arbitration courts; to answer lawsuits, to file exceptions and to countercharge; to submit to any jurisdiction; to answer and to submit interrogatories; to make assignment of goods; to challenge magistrates, judges, secretaries, experts and other persons that can be challenged according to law; to withdraw of lawsuits, of their motions, of any remedy and of "Amparo" proceedings, which may be initiated whenever is deemed convenient; to submit all type of proofs; to recognize signatures and documents, to object them and to object that they are false; to attend meetings, formalities and public bids; to make bid, bid auctions and improvements and to obtain for the Corporation the adjudication of all kind of goods, and by any title to make the assignment of rights; to file criminal accusations and complaints; to grant remission and to become co-party with the Public Prosecutor in criminal procedures, procedures in which they may exercise the most ample faculties that are required. Likewise, to represent the Corporation pursuant to articles eleven, forty six, forty seven, one hundred and thirty four, roman three, five hundred and twenty three, six hundred and ninety two, sections first, second and third, seven hundred and eighty six, eight hundred and seventy three, eight hundred and seventy four, eight hundred and seventy six, eight hundred and eighty three, eight hundred and eighty four and other applicable articles of the Federal Labor Law.

2. General power of attorney for acts of administration as set forth in paragraph second of Article two thousand five hundred and fifty four of the Civil Code for the Federal District and the corresponding articles of the Civil Codes for the States of the Republic.

3. General power of attorney to acquire and transfer shares and interests in other companies, in the understanding that the Board of Directors shall require the prior authorization of the General Ordinary Shareholders Meeting to approve the acquisition or transfer of such shares or interests or to exercise the right of retirement, in the following cases:

         a) When the value of acquisition of the shares or interests of other companies, by virtue of one or more simultaneous or successive acquisitions, exceeds twenty percent of the value of the capital stock of the Corporation, regarding the last financial position statement;

         b) When the value of the transfer of shares or interests of other companies, by virtue of one or more simultaneous or successive alienation, exceeds twenty percent of the net assets, according to the last statement of financial position of the Corporation. Moreover, it shall be required the approval of the General Ordinary Shareholders Meeting in the event of transfer of shares or participation, if such transfer implies, by virtue of one or more simultaneous or successive operations, the loss of the control of the Corporation whose shares or participation are transferred; and

         c) When the exercise of the right of retirement in the companies of variable capital stock in which the Corporation is a shareholder, represents by virtue of one or more simultaneous or successive acts, (i) the reimbursement of shares whose value exceed of twenty percent of the net assets of the Corporation, according to the last statement of financial position, or (ii) the loss by the Corporation of the Control of the controlled company.

4. General power of attorney to grant, subscribe and aval and in any other manner negotiate all kind of credit instruments, in terms of Article 9 of the General Law of Credit Instruments and of Credit Operations, provided that they subscribe and aval amounts not higher that the twenty percent of the net assets of the Corporation.

5. General Power of Attorney to open and cancel bank accounts on behalf of the Corporation, as well as to make deposits and withdraw against them and to designate persons that issue against them, without more limits than the ones established in these By-laws;

6. General power to appoint and freely remove the General Director and any of the other executive officers of the Corporation, whatever their title is, provided that they are not being designated by the General Ordinary Shareholders Meetings, as well as to determine their faculties, guarantees, work conditions and remuneration, without more limits than those established in these By-laws.

7. To call General Ordinary, Extraordinary Shareholders meetings or Special meetings and to execute their resolutions;

8. To confer within their faculties, general or special powers of attorney, reserving always their exercise, as well as to revoke the power of attorneys that are granted;

9. To appoint and remove external auditors of the Corporation, provided that they have not been designated by the General Ordinary Shareholders Meeting;

10. To establish branches and agencies of the Corporation in or outside the United Mexican States;

11. To authorize the temporal acquisition of representative shares of the capital stock of the same Corporation charged to the reserve for the acquisition of its own shares, in terms of these By-laws, as well as its further location;

12. To formulate internal labor regulations;

13. To carry out all the authorized acts and operations that may correspond to them according to laws and these By-laws;

14. To annually approve the budget of the Corporation, as well as to approve its amendments and extraordinary items.

         ARTICLE THIRTY FIFTH. The Corporation may have intermediate organs of administration that shall be designated as Committees, composed each one, by three members of the Board of Directors of the Corporation and shall freely act between them as a collegiate board, in the understanding that from such three members, two must be Independent Directors.

         The members of the Committees shall be elected for a one-year term, unless they are released of their duties by the Board of Directors, which may resolve over the Committees in which they shall participate, but in all cases they shall continue in office until their successors have been elected and have taken their office; they may be re-elected and shall receive the remuneration determined by the General Ordinary Shareholders Meeting.

         The Committees shall assemble with the periodicity fixed by the General Ordinary Shareholders Meeting, when they are called by the Board of Directors, or by the President of the Committee or by 2 (two) of its members. The calls for the Committee sessions must be in writing and may be sent to each one of its members, as well as to the Examiner or Examiners of the Corporation, with for at least 5 calendar days prior to the date of holding the corresponding session in first call, and with for at least one natural day prior to the holding of the corresponding session in second or ulterior calls, to the domiciles of each one of them registered in the Corporation or to the places that they have established for such purpose.

         The calls must specify the date, hour, place of meeting, Agenda and must be signed by the Secretary of the Board of Directors or by the person designated by this organism, by the President of the Committee, or by the members of the corresponding Committee that are making such calls.

         In the event all the members of the Committee are present in such session, it shall not be necessary to make the corresponding call.

         The resolutions adopted in a Committee session shall be valid; (i) in its first call, with the favorable vote of the majority of its members; (ii) in its second call, unanimously and, in case of tie voting, the Independent Director shall have a decisive vote; and (iii) in its third call, by the number of members of the corresponding Committee that are present.

         From each Committee Session, Minutes shall be drafted and registered in the book of Committee Sessions Minutes, which may be signed by the person that was presiding over the Session and by the person that has acted as Secretary, as well as by the Examiner or Examiners of the Corporation who always must attend to the corresponding sessions with voice but without vote.

         The Committees shall have the faculties conferred to them by the General Ordinary Shareholders Meeting and by the Board of Directors, when they are fixed in the same Meeting, subject to the legal provisions in effect and to the following paragraph. The charge of member of the Committee may only fall in the Board of Directors members.

         The Committees may not carry out the activities reserved by law or by these By-laws to the Shareholders Meeting or to the Board of Directors and may not delegate their faculties in any person, but they may designate the persons that must execute their resolutions. In the absence of such designation, the President and the Secretary of the Committee shall be authorized to execute them.

         The Committees must inform on time, through the Committee President, and in an annual manner to the Board of Directors of the resolutions that are taken or under the criteria of the corresponding Committee the occurrence of facts and acts of importance for the Corporation.

         ARTICLE THIRTY SIXTH. The Corporation shall have a General Director that shall be designated by the Shareholders Meeting. The General Director of the Corporation, due to his designation, shall be the officer of highest level in the Corporation and shall have the faculties conferred to him by the same Meeting.

                                  CHAPTER SIXTH

                                  SURVEILLANCE

         ARTICLE THIRTY SEVEN. The surveillance of the Corporation affairs shall be entrusted to one Proprietary Examiner and his alternate, who may or may not be shareholders and that shall be designated by the General Ordinary Shareholders Meeting. The Examiners and their corresponding alternates shall be chosen annually and may be re-elected one or more times and shall hold office until their successors have been elected and taken office.

         The Examiner shall have the powers and duties vested in him according to Law and to these By-laws.

                                 CHAPTER SEVENTH

                      FISCAL YEAR AND FINANCIAL INFORMATION

         ARTICLE THIRTY EIGHTH. The fiscal year of the Corporation shall be of twelve months and shall run as of January 1st through December 31st of each year.

         ARTICLE THIRTY NINTH. Within the three months following the closing of the fiscal year, the Board of Directors shall prepare, for at least, the following information corresponding to such fiscal year:

         a) A report over the businesses of the Corporation in the fiscal year, as well as about the policies adopted by the same Board and, as the case may be, about the principal existing projects;

         b) A report in which the principal policies and accounting criteria stated and explained and the information followed in the preparation of the financial statements;

         c) A statement demonstrating the results of the Corporation, duly explained and classified by the same Corporation during the fiscal year.

         d) A statement demonstrating the changes in the financial position during the fiscal year;

         e) A statement demonstrating the changes in the items composing the corporate patrimony during the fiscal year; and

         f) The notes that are necessary to complete and to clarify the information provided by the above mentioned statements.

                                 CHAPTER EIGHTH

                               PROFITS AND LOSSES

         ARTICLE FORTIETH. The net profits that, as the case may be, are registered in the General Balance, shall be distributed as follows:

         1. A minimum of five percent of the net profits before taxes shall be set aside to constitute the legal reserve fund until such fund equals twenty percent of the capital stock.

         2. The amounts stated by the Meeting shall be set aside to create special, additional or extraordinary reserves, including, as the case may be, the reserve for the acquisition of its own shares referred to in Section 1 of Article 14 Bis of the Securities Market Law.

         3. The balance of the profits realized shall be distributed as resolved by the Ordinary Shareholders Meeting which may declare the payment of a dividend.

         4. The superavit shall remain to the disposition of the Meeting, or of the Board of Directors, if it is authorized by the same Meeting. The Meeting or, as the case may be, the Board of Directors may give the superavit the application they deemed convenient for the interests of the Corporation and of its shareholders.

         ARTICLE FORTY FIRST. The losses, as the case may be, shall be afforded by all the shareholders in proportion to the number of shares they are entitled to, without such responsibility exceeding from the amount of their contributions.

                                  CHAPTER NINTH

                           DISSOLUTION AND LIQUIDATION

         ARTICLE FORTY SECOND. The Corporation shall be dissolved in any of the cases set forth in Article two hundred and twenty nine of the General Law of Commercial Companies.

         ARTICLE FORTY THIRD. Once the Corporation is dissolved the Corporation shall be liquidated. Such liquidation shall be in charge of one or more liquidators. Meanwhile the designation of the liquidator or liquidators is not registered in the Public Registry of Commerce and the same have not taken office, the Board of Directors shall continue in the performance of its corresponding duties. The liquidation shall be carried out in the way established in the General Law of Commercial Companies; however, the Shareholders Meeting deciding the dissolution may establish other rules in addition to those established by law and the provisions contained in these By-laws must govern the acts of the liquidators.

         During the liquidation, General Ordinary Shareholders Meetings may assemble in the way set forth for this type of meetings to be hold during the normal existence of the Corporation. The liquidators shall perform the functions that correspond to the Board of Directors and the functions that for such duty confer the General Law of Commercial Companies. During the liquidation, the Examiner shall continue complying with identical functions that he performs during the normal existence of the Corporation.

                                  CHAPTER TENTH

                                  JURISDICTION

         ARTICLE FORTY FOURTH. The courts of the City of Mexico, Federal District are the only ones competent to intervene and to execute these By-laws. In that event, the shareholders of the Corporation, its Administrators, Members of the Board and Examiners submit expressly and irrevocably to the jurisdiction of such courts to solve any controversy derived between them and the Corporation, by waiving to any other jurisdiction that may correspond to them by reason of present or future domiciles or by any other reason.

V. Discussion and, as the case may be, approval to carry out a share re-structure of the Company.

About the fifth item on the Agenda set forth in this Meeting, the Chairman stated that Grupo Elektra, S.A. de C.V. is the controlling company of Grupo SYR, S.A. de C.V. and that by virtue of the approved merger according to the second item, Grupo Elektra, S.A. de C.V. shall extinguish at the moment the merger is effective, and Grupo SYR, S.A. de C.V. will subsist as comptroller company of all the group, therefor, it is necessary that the shares of Grupo SYR, S.A. de C.V., now new Grupo Elektra, are quoted in the Bolsa Mexicana de Valores, S.A. de C.V. and in The New York Stock Exchange. The Chairman continues stating that with the amendment of the Bylaws approved according to the above item on the Agenda, the Company approved a similar share structure as the one Grupo Elektra, S.A. de C.V. has before the merger.

The Chairman informed the shareholders that prior to the merger, the quotation of Grupo SYR, S.A. de C.V. was suspended but due to the merger it is necessary that the shares of Grupo SYR, S.A. de C.V., now new Grupo Elektra, quote in the Bolsa Mexicana de Valores, S.A. de C.V. and in The New York Stock Exchange, this suggests the adoption of a similar share structure as the one Grupo Elektra, S,A, de C.V. has before the merger.

Likewise, the Chairman proposed the shareholders to re-classify the capital stock of Grupo SYR, S.A. de C.V. to remain represented by Series "A", Series "B" and Series "L" shares, and to proceed to the exchange of shares, matter that shall be discussed according to item six of the Agenda.

In addition, the Chairman informed the shareholders that it shall be necessary to affect into trust, Series "B" and Series "L" shares, that may allow the issuance of the Ordinary Participation Certificates (CPO's) and later of Global Depositary Shares that actually are the securities that are quoted in the Bolsa Mexicana de Valores, S.A. de C.V. and in The New York Stock Exchange.

After listening the above mentioned, after its discussion, the Meeting, unanimously took the following:

                                   RESOLUTIONS

"1. It is to be authorized and is authorized the re-classification of the total amount of shares issued by (i) 1,279,127,610 Series "A" ordinary shares; (ii) 1,989,667,550 Series "B" ordinary shares; and (iii) 376,608,640 Series "L" restricted voting shares, all non par value shares, of free subscription, representing 100% of the capital stock, that together they amount 3,615,403,800 shares. Therefore, the capital stock of the company shall be represented in the following manner:

         1,279,127,610                Series "A" shares
         1,989,667,550                Series "B" shares
           376,608,640                Series "L" shares
    ------------------
         3,615,403,800

                             TREASURY OF THE COMPANY

           245,896,860                Series "A" shares
           352,737,940                Series "B" shares
           110,807,390                Series "L" shares
    ------------------
           709,442,190

TOTAL SHARES:     4,324,845,990

"2. It is to be authorized and is authorized to affect into trust number 3834 in Grupo Financiero Bital, S.A., Fiduciary Division, 974,832,060 Series "B" shares and 487,416,030 Series "L" shares in order to be issued Ordinary Participation Certificates CPO's and the CPO's are deposited in The Bank of New York in terms of the corresponding Deposit Agreement, with the purpose of issuing Global Depositary Shares so that these quote in the New York Stock Exchange.

"3. It is to be authorized and the Board of Directors Meeting of the Company is authorized to carry out the necessary transactions to inform the Comision Nacional Bancaria y de Valores, the Bolsa Mexicana de Valores, S.A. de C.V. and SD Indeval, S.A. de C.V. of the re-structure of the number of shares in which the capital stock of the Company is divided and to obtain the corresponding registry regarding such securities."

"4. It is to be authorized and the Secretary of the Board of Directors is authorized to carry out the transactions, notices and necessary steps so that as of the merger is effective (i) the latter securities issued by Grupo Elektra, S.A. de C.V. are exchanged for new values issued by Grupo SYR, S.A. de C.V., today new Grupo Elektra; (ii) such securities are quoted in the Bolsa Mexicana de Valores, S.A. de C.V. and in the New York Stock Exchange; and (iii) the registries of the oldest values issued by Grupo Elektra, S.A. de C.V. are cancelled in the Securities Section and in the Special Section of the Registro Nacional de Valores e Intermediarios of the Comision Nacional Bancaria y de Valores (National Registry of Securities and of Intermediaries of the National Commission of Banks and of Securities)."

"5. It is to be authorized and the Secretary of the Board of Directors of the Company is authorized when the merger is effective to carry out the transactions, notices and steps necessary to inform both the Securities and Exchange Commission and The Bank of New York the re-structure and exchange of the issued securities."

"6. The Secretary of the Company is instructed to carry out the corresponding entries in the Shareholders Registry Book once the merger is effective in order to reflect the change in the number and characteristics of the representative shares of the Company agreed according to the resolution above."

VI. Discussion and, as the case may be, approval to carry out the exchange of shares of the Company as a consequence of the merger.

About the sixth item on the Agenda, the Chairman explained the shareholders that regarding the resolutions adopted above and since Grupo Elektra, S.A. de C.V. is merged in Grupo SYR, S.A. de C.V., and the first one is extinguished, correspond to the shareholders of Grupo Elektra, S.A. de C.V., the new securities issued by Grupo SYR, S.A. de C.V., now new Grupo Elektra.

The Chairman informed the shareholders that due to the share re-classification approved above, the shareholders of Grupo SYR, S.A. de C.V. must exchange their Series "B" shares, Classes I and II for new Series "B" shares, taking into account that the numbers established in this Meeting are dated as of June 30, 2000 and that at the moment the merger is effective, such figures may be changed.

After discussion, the shareholders unanimously approved the following.

                                   RESOLUTIONS

"1. In virtue of the resolutions taken above, the shareholders of Grupo Elektra, S.A. de C.V. shall receive per each security issued by Grupo Elektra, S.A. de C.V. a new security issued by Grupo SYR, S.A. de C.V., today new Grupo Elektra, of the same type and class."

"2. Due to the resolutions taken above, the shareholders of Grupo SYR, S.A. de C.V. that were not shareholders of Grupo Elektra, S.A. de C.V. will exchange their Series "B", Classes I and II shares per one new Series "B" shares of the same type and class issued by Grupo SYR, S.A. de C.V., today new Grupo Elektra."

"3. It is to be authorized and the Secretary of the Board of Directors of the Company is authorized to carry out the necessary transactions and steps to inform the Comision Bancaria y de Valores, the Bolsa Mexicana de Valores, S.A. de C.V. and SD Indeval, S.A. de C.V. of the exchange of shares of the Company approved according to resolutions 1 and 2 above.

"4. It is to be authorized and the Secretary of the Board of Directors of the Company is authorized, when the merger is effective, to carry out the necessary transactions, notices and steps to inform both the Securities and Exchange Commission and The Bank of New York of the exchange of the issued shares."

"5. The Secretary of the Company is instructed to carry out the corresponding entries in the Shareholders Registry Book of the Company once the merger is effective reflecting the exchange in the number and characteristics of the representative shares of the Company agreed according to the above resolution."

"6. The Secretary of the Company is instructed to publish a notice informing the shareholders of the Company about the exchange of shares approved according to the first resolution in order to proceed with the exchange of final certificates representing the capital of the Company."

"7. It is taking into consideration that the figures established in this Meeting are dated as of June 30, 2000 and that at the moment the merger is effective and the exchange agreed in this item is carried out, such figures may have changes."

VII. Discussion, ratification and, as the case may be, designation of the new members of the Board of Directors and Examiners of the Company, as well as the approval of their remuneration.

Regarding the seventh item on the Agenda, the Chairman proposes the shareholders that once the merger is effective, Messrs. Ricardo Benjamin Salinas Pliego, Hugo Salinas Price, Pedro Padilla Longoria, Elisa Salinas Gomez, Guillermo Salinas Pliego, David Williams, Carlos Fernandez Gonzalez, Roberto Bowman and Roberto Servitje Achutegui are designated, respectively, as President, Honorary President, Vice-president, Director, Director, Director, Director, Director, Series "L" Director of the Board of Directors, as well as Messrs. Javier Soni Ocampo and Ricardo Martinez Cruz, as Examiner of the Company and Secretary of the Board of Directors non member, respectively, as well as the members of the Committees of the Company.

After discussion, the shareholders unanimously adopted the following:

                                   RESOLUTIONS

"1. Messrs. Ricardo Benjamin Salinas Pliego, Hugo Salinas Price, Pedro Padilla Longoria, Elisa Salinas Gomez, Guillermo Salinas Pliego, David Williams, Carlos Fernandez Gonzalez, Roberto Bowman and Roberto Servitje Achutegui are designated, respectively, as President, Honorary President, Vice-president, Director, Director, Director, Director, Director, Series "L" Director of the Board of Directors of Grupo Elektra, S.A. de C.V., respectively, who may remain in their duties until their successors take office."

"2. Messrs. Javier Soni Ocampo is designated as Proprietary Examiner and Manuel Cueto Vega as Alternate Examiner of Grupo Elektra, S.A. de C.V. who may remain in their duties until their successors take office."

"3. Mr. Ricardo Martinez Cruz is designated as Secretary (non member) of the Board of Directors of the Company."

"4. Messrs. Dave Williams (President), Roberto Servitje Achutegui and Pedro Padilla Longoria as members of the Operations Committee with Related Parties of Grupo Elektra, S.A. de C.V., who may remain in their charges until their successors take office."

"5. Messrs. Robert Bowman (President), Carlos Fernandez Gonzalez, Guillermina Salinas Pliego and Alvaro Rodriguez Arregui (non member) as members of the Committee of investments project of Grupo Elektra, S.A. de C.V., who may remain in their duties until their successors take office."

"6. Messrs. Roberto Servitje Achutegui (President), Dave Williams and Pedro Padilla Longoria as members of the Compensation Committee of Grupo Elektra, S.A. de C.V., who may remain in their duties until their successors take office."

"7. Messrs. Carlos Fernandez Gonzalez (President), Robert Bowman, Guillermo Salinas Pliego and Javier Soni Ocampo (non member) as members of the Auditory Committee of Grupo Elektra, S.A. de C.V., who may remain in their duties until their successors take office."

"8. The designations approved according to resolutions 1, 2, 3, 4, 5 and 6 above, will be simultaneously in force at the moment the merger is effective, remaining as follows:

                               BOARD OF DIRECTORS

MEMBER                                      TITLE

Ricardo B. Salinas Pliego                   President
Hugo Salinas Price                          Honorary President
Pedro Padilla Longoria                      Vice-president
Elisa Salinas Gomez                         Director
Guillermo Salinas Pliego                    Director
David Williams                              Director
Carlos Fernandez Gonzalez                   Director
Roberto Bowman                              Director
Roberto Servitje AchuteguI                  Series "L" Director
Ricardo Martinez Cruz                       Secretary non member.

                                    EXAMINERS

PROPRIETARY                                 ALTERNATE

Javier Soni Ocampo                          Manuel Cueto Vega

                  OPERATIONS COMMITTEE WITH THE RELATED PARTIES

David Williams (President)
Roberto Servitje Achutegui
Pedro Padilla Longoria

                          INVESTMENTS PROJECT COMMITTEE

Roberto Bowman (President)
Carlos Fernandez Gonzalez
Guillermo Salinas Pliego
Alvaro Rodriguez Arregui

                             COMPENSATION COMMITTEE

Roberto Servitje Achutegui (President)
David Williams
Pedro Padilla Longoria

                               AUDITORY COMMITTEE

Carlos Fernandez Gonzalez (President)
Robert Bowman
Guillermo Salinas Pliego
Javier Soni Ocarnpo (non member).

"8. It is to be authorized and the remuneration of the Board of Directors members of the Company is authorized to be equal to the ones they perceive as members of the Board of Directors of the merged company, Grupo Elektra, S.A. de C.V."

VIII. Designation of special delegates of the meeting to go before notary public of its election to record officially the Minutes and to register, as the case may be, before the public registry of property and of commerce, the resolutions of the meeting, as well as to execute any other transaction related with the meeting.

Regarding the sixth and last item on the Agenda, the Meeting, unanimously took the following:

                                   RESOLUTION

"1. Messrs. Alvaro Rodriguez Arregui, Jose Luis Riera Kinkel, Ricardo Martinez Cruz, Marco Polo Castro Perez, Rebeca Nicholson Castro, Miguel Irurita Tomasena, Santiago Sepulveda Iturbe, Rodrigo Gaytan Huerta, Pedro Resendez Bocanegra, Carlos Zamarron Ontiveros, as well as Miss Sara Soriano de Teresa are designated, so that indistinctly, jointly or separately, in the name and in representation of the company and as special delegates to this meeting: a) publish in the Federal Official Gazette the merger resolution taken in this meeting and the Balance Sheet of the company as of June 30, 2000; b) record officially in the same instrument the merger resolution, before Notary Public of their election; c) carry out the related transactions in order to register the corresponding testimony of the Public Registry of Commerce of the Federal District; d) to carry out all the necessary transactions before the Comision Nacional Bancaria y de Valores, Bolsa Mexicana de Valores, S.A. de C.V., Indeval, S.A. de C.V., Institucion de Deposito de Valores, to record officially and comply with the resolutions adopted by this meeting, and e) in general, to take all the measures and to sign all the necessary documents to record officially and comply with all the resolutions adopted by this meeting."

There being no further business to discuss, the Meeting was adjourned and these Minutes were prepared as a record thereof and once read, they were approved and signed by the Chairman and the Secretary and all those persons interested to sign it.

A signature. Miguel Irurita Tomasena. Chairman. A signature. Ricardo Martinez Cruz. Secretary."

                                 ATTENDANCE LIST

                            "GRUPO SYR, S.A. de C.V.
                   GENERAL EXTRAORDINARY SHAREHOLDERS MEETING.
                                AUGUST 28, 2000.
     SHAREHOLDER/
INTERMEDIARY/ INSTITUTION               SHARES               SIGNATURE



CITIBANK MEXICO, S.A.
GRUPO FINANCIERO
CITIBANK
Jeronimo del Villar Zamacona
and/or
Cesar Alvarez Flores and/or                 709,797            One signature.
Samantha Barquera
Betancourt

CASA DE BOLSA
BA NCOMER,
S.A. DE C.V.
GRUPO FINANCIERO
Raul Rendon Trejo and/or
Pablo Ruiz Larraguivel and/or                9,500
Elizabeth Barrera Aguilar
and/or
Esther Velasco Cordova and/or
Carlos Samano Caballero


CASA DE BOLSA BBV-
PROBURSA, S.A. DE C.V.                      33,992
GRUPO FINANCIERO
Gabriela Trigueros Madariaga

ACCIONES Y VALORES DE
MEXICO, S.A. DE C.V.                        899,010            One signature.
CASA DE BOLSA
FINANCIERO BANAMEX-
ACCIVAL
Alejandro Rocha Garza



ACCIONES Y VALORES DE
MEXICO, S.A. DE C.V.
CASA DE BOLSA
FINANCIERO BANAMEX
ACCIVAL
Cecilia del Castillo and/or
Luis Vallarino and/or
Francisco Romano                              405

BANCO NACIONAL DE
MEXICO, S.A.
INSTITUCION DE BANCA
MULTIPLE
GRUPO FINANCIERO
BANAMEX-
ACCIVAL
Cecilia del Castillo and/or                 199,558
Luis Vallarino and/or
Francisco Romano

BANCOMER, S.A.
INSTITUCION DE BANCA
MULTIPLE

GRUPO FINANCIERO
Raul Rendon Trejo and/or
Pablo Ruiz Larraguivel and/or
Elizabeth Barrera Aguilar                    8,354
and/or
Esther Velasco Cordova and/or
Carlos Samano Caballero

GBM GRUPO BURSATIL
MEXICANO, S.A. DE C.V.
CASA DE BOLSA                               147,582
Inigo Gonzalez de Cosio
and/or
Alberto Rodriguez Govela
and/or
Moises Carlin Gomez

GRUPO ELEKTRA, S.A. de
C.V.                                   4,262,881,635         One signature.
Ricardo Martinez Cruz and/or
Rebeca Nicholson Castro
and/or
Marco Polo Castro Perez
and/or
Jose Antonio Rodriguez
Romero


Examiner: A signature. Javier Soni Ocampo, Public Accountant: Teller. REBECA NICHOLSON CASTRO. A signature. Name. Teller. A signature. Name: MARCO POLO CASTRO PEREZ.

UNDER PROTEST. The appearing person declares under protest of telling the truth that the Minutes that in this act are officially recorded and the signatures that appear in the same are authentic and the subscribed Notary certifies that there is no evidence of misrepresentation of the Minutes that are officially recorded.

TAX IDENTIFICATION CARDS. The Notary evidence for in terms of article twenty seven, paragraph eighth of the Federal Tax Code, it is attached hereto as Exhibit "C", a copy of the tax identification cards of each one of the Companies.

CALLS. The appearing persons exhibit me the calls published in the newspapers "El Universal" and "Excelsior", both dated on August eleven, 2000, compared copies are attached hereto under letter "D".

MERGER NOTICE AND BALANCES. At the bottom of this deed, I take note of the complementary publications of the notices of merger and of the balance sheets, a copy of the same are attached hereto under letter "E".

Third.  PERMIT OF THE MINISTRY OF FOREIGN RELATIONS.
-----   -------------------------------------------

In order to carry out the amendment of "GRUPO SYR, SOCIEDAD ANONIMA DE CAPITAL VARIABLE", it applied for and obtained from the Ministry of Foreign Relations, the corresponding permit, that is officially recorded and attached hereto under letter "F", I, totally transcribe such permit as follows:

"In the superior left margin: A seal with the National Emblem that says:
MINISTRY OF FOREIGN RELATIONS. MEXICO. At the superior right margin. PERMIT. 09045581.FILE. 6800211211. FOLIO. 27800. At the center: Regarding the application filed by RICARDO GONZALEZ CAMARGO, on behalf of GRUPO SYR, S.A. DE
 .C.V. This Ministry issues the permit to change the name OF: GRUPO SYR, S.A. DE C.V. TO: GRUPO ELEKTRA, S.A. DE C.V. Having being granted the permit to the applicant to amend its By-laws in the terms specified above, according to what it is established in articles 16 of the Foreign Investments Law and 15 of the Regulation of the Foreign Investments Law and of the National Registry of Foreign Investments. The interested party must give notice of the use of this permit to the Ministry of Foreign Relations within the following six months as of the date of its issuance, according to what it is set forth in article 18 of the Regulation of the Foreign Investments Law and of the National Registry of Foreign Investments. The above is informed based in Articles 27, Section I of the Political Constitution of the United States of Mexico; 28, Fraction V of the Organic Law of the Federal Public Administration; 16 of the Foreign Investments Law and 15 and 18 of the Regulation of the Foreign Investments Law and of the National Registry of Foreign Investments. This permit will be ineffective if within ninety days counted as of the date of its issuance, the interested parties do not go before a notary public to officially record the corresponding amendment of the By-laws of the company, according to what it is established in article 17 of the Regulation of the Foreign Investments Law and of the National Registry of Foreign Investments; likewise it is granted without prejudice to what it is set forth in article 91 of the Industrial Property Law. TLATELOLCO, F.D., September 14, 2000. EFFECTIVE SUFFRAGE NON REELECTION. Other seal with the National Emblem that says: UNITED STATES OF MEXICO. MINISTRY OF FOREIGN RELATIONS. GENERAL DIRECTION OF LEGAL MATTERS. THE DIRECTOR OF PERMITS ARTICLE 27 CONST. A signature. JOSE FRANCISCO CAMPOS GARCIA ZEPEDA.

IN VIRTUE OF THE FOREGOING, are granted the following:

                                    CLAUSES:

FIRST. It is officially recorded the General Extraordinary Shareholders Minutes of the company named "GRUPO ELEKTRA", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, held on August twenty eight, 2000, and that has been transcribed in antecedent first paragraph XVI of the introduction of this instrument.

SECOND. it is officially recorded the General Extraordinary Shareholders Meeting of the company named "GRUPO SYR", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, held on August twenty eight of the year two thousand, and that is transcribed in antecedent second, paragraph XII of the introduction of this instrument.

THIRD. It is officially recorded for all legal effects the MERGER COVENANT approved by the general extraordinary shareholders meetings of the companies named "GRUPO SYR", SOCIEDAD ANONIMA DE CAPITAL VARIABLE as merging company that subsists, and "GRUPO ELEKTRA", SOCIEDAD ANONIMA DE CAPITAL VARIABLE as merged company that extinguishes, and that it is transcribed in each one of the Minutes officially recorded and that it is considered that are totally reproduced herein as if they were transcribed again.

FOURTH. As a consequence, Ricardo Martinez Cruz, in its character of Special Delegate of the Meetings whose Minutes have been officially recorded according to the clause above, FORMALIZES:

1. The RE-CLASSIFICATION, RETIREMENT AND CANCELLATION of 756,891,295 outstanding shares of Grupo SYR, S.A. de C.V. to be integrated by 3,511,597,705 shares from which: (i) 82,267,933 are Series "B", Class I, non par value common registered shares representing the minimum fixed capital stock of the company; and (ii) 3,429,329,772 are Series "B", Class II, common, registered, non par value shares representing the variable capital stock of the company, and that are transcribed in antecedent second, paragraph XII of the introduction of this instrument, which are considered totally reproduced herein as if they transcribed again.

2. The MERGER of the companies: "GRUPO SYR", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, as Merging company that therefore subsists, and "GRUPO ELEKTRA", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, as Merged company that therefore extinguishes, in the way, terms and conditions agreed in the Merger Covenant that is transcribed in antecedent first, paragraph XVI and second paragraph XII of this instrument.

3. THE CHANGE OF NAME of the Merging company from "GRUPO SYR", SOCIEDAD ANONIMA DE CAPITAL VARIABLE to "GRUPO ELEKTRA", SOCIEDAD ANONIMA DE CAPITAL VARIABLE.

4. The TOTAL AMENDMENT OF THE BY-LAWS of the Merging company, actually designated as "GRUPO ELEKTRA", SOCIEDAD ANONIMA DE CAPITAL VARIBLE, in the terms that are evidenced in the Minutes that are officially recorded by this instrument, and that are transcribed in antecedent second paragraph XII of this instrument. By-laws that are considered as totally reproduced as if they are inserted herein.

5. The SHARE RE-STRUCTURE of the Merging that is named "GRUPO ELEKTRA", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, in the way and terms evidenced in the corresponding Minutes that are officially recorded.

6. The resolution taken for the EXCHANGE OF SHARES that will be carried out for the shareholders of the merged company "Grupo Elektra", Sociedad Anonima de Capital Variable, since for each security issued by Grupo Elektra, Sociedad Anonima de Capital Variable the shareholders shall receive a new security, of the same type and class, issued by "Grupo SYR", S.A. de C.V., that will be named as "Grupo Elektra."

7. The DESIGNATION of the following persons, as new members of the BOARD OF DIRECTORS of the Merging company that is named "GRUPO ELEKTRA", SOCIEDAD ANONIMA DE CAPITAL VARIABLE.

                               BOARD OF DIRECTORS

MEMBER                                                 TITLE
Ricardo B. Salinas Pliego                              President
Hugo Salinas Price                                     Honorary President
Pedro Padilla Longoria                                 Vice-president
Elisa Salinas Gomez                                    Director
Guillermo Salinas Pliego                               Director
David Williams                                         Director
Carlos Fernandez Gonzalez                              Director
Roberto Bowman                                         Director
Roberto Servitje AchuteguI                             Series "L" Director
Ricardo Martinez Cruz                                  Secretary non member.

                                    EXAMINERS

PROPRIETARY                                            ALTERNATE

Javier Soni Ocampo                                     Manuel Cueto Vega

                  OPERATIONS COMMITTEE WITH THE RELATED PARTIES

David Williams (President)
Roberto Servitje Achutegui
Pedro Padilla Longoria

                          INVESTMENTS PROJECT COMMITTEE

Roberto Bowman (President)
Carlos Fernandez Gonzalez
Guillermo Salinas Pliego
Alvaro Rodriguez Arregui

                             COMPENSATION COMMITTEE

Roberto Servitje Achutegui (President)
David Williams
Pedro Padilla Longoria

                               AUDITORY COMMITTEE

Carlos Fernandez Gonzalez (President)
Robert Bowman
Guillermo Salinas Pliego
Javier Soni Ocampo (non member).

and 8. All and each of the other agreements and resolutions taken by the extraordinary shareholders meetings that have been transcribed in antecedent first paragraph XVI and second paragraph XII, respectively, of the introduction of this public instrument.

MISCELLANEOUS. The grantor stated under protest of telling the truth, that is:
Mexican by birth, born in this Capital, on October seven, nineteen hundred and seventy, married, lawyer and with domicile in Avenida Insurgentes Sur number three thousand five hundred and seventy nine, Colonia La Joya, Delegacion Tlalpan, Zip Code four thousand, in this City.

1.       THE NOTARY, GIVE FAITH:
        -----------------------

I. That what it is related and inserted herein coincide with the originals of reference, documents to which I have remitted myself;

II. That I make sure myself of the identity of the person appearing before me, as determined in the Identification Card that it is attached hereto under letter "G" and who under my judgement is legally capable;

III. That I told the appearing person the crimes in which such person may incur while declaring with falsity before the Notary, as set forth in the Criminal Code of the Federal District;

IV. That I told the appearing person that he has the right to read by himself this instrument and that the Notary must give an explanation of this instrument and that he has the right to get such explanation;

V. That this instrument was read to him, I identify myself as Notary and I explained the appearing person about the value, consequences and legal reach of its content and the appearing person stated his full understanding;

and VI. That the appearing person stated his conformity and sign this instrument on September fourteen of the year two thousand, same date in which I authorize it definitively. I give faith.

SIGNATURE OF RICARDO MARTINEZ CRUZ. SIGNATURE OF THE NOTARY. Seal to authorize.

                                   INSERTION:

I, the Notary Public, complying with what it is set forth in ARTICLE TWO THOUSAND FIVE HUNDRED AND FIFTY FOUR OF THE CIVIL CODE OF THE FEDERAL DISTRICT, insert the text of such article:

"In all general powers of attorney for lawsuits and collections, it will be sufficient to say that such powers of attorney are granted with all the general and special faculties that may require an special clause according to law, to be understood that they are conferred without limits.

In the general powers of attorney to administrate assets, it will be sufficient to state that they are granted with such character so that the attorneys in fact have all the administrative faculties.

In the general powers of attorney for dominion acts, it will be sufficient to be granted with such character, so that the attorneys in fact have all the faculties of owners regarding properties as well as to make all kind of transactions in order to defend such properties.

When the powers of attorney are to be limited, in the three cases above mentioned, the faculties of the attorneys in fact will establish the limitations or that they are granted special powers of attorney.

The Notaries shall insert this article in the testimonies of the powers of attorney that are granted."

THIS SECOND TESTIMONY WAS OBTAINED FROM THE OFFICIAL RECORDS, I HAVE IN MY CHARGE. SUCH TESTIMONY WITH SEVENTY FIVE PAGES OF TEXT WILL BE GIVEN AS EVIDENCE TO THE COMPANY THAT WILL BE NAMED "GRUPO ELEKTRA", SOCIEDAD ANONIMA DE CAPITAL VARIABLE. IT WAS DULY COMPARED AND CORRECTED. I GIVE FAITH. MEXICO, SEPTEMBER FOURTEEN OF THE YEAR TWO THOUSAND.

                                A seal that says:          An emblem that says:
SIGNATURE                       GERARDO CORREA ETCHEGARAY District Notaries
*ice                            NOTARY PUBLIC NUMBER 89
                                Mexico, F.D.